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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Carleton S. Fiorina Chairman and Chief Executive Officer	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Shareowners:

I am pleased to invite you to attend the annual meeting of shareowners of Hewlett-Packard Company to be held on Wednesday, April 2, 2003 at 10:00 a.m., local time, at the Cobb Galleria Centre, Ballroom E, Two Galleria Parkway, Atlanta, Georgia.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

2003 ANNUAL MEETING OF SHAREOWNERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREOWNERS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
Why am I receiving these materials?	2
What information is contained in these materials?	2
What items of business will be voted on at the annual meeting?	2
How does the Board of Directors recommend that I vote?	2
What shares can I vote?	2
What is the difference between holding shares as a shareowner of record and as a beneficial owner?	2
How can I attend the annual meeting?	3
How can I vote my shares in person at the annual meeting?	3
How can I vote my shares without attending the annual meeting?	3
Can I change my vote?	4
Who can help answer my questions?	4
How are votes counted?	4
Is cumulative voting permitted for the election of directors?	5
What is the voting requirement to approve each of the proposals?	5
What should I do if I receive more than one set of voting materials?	5
How do I obtain a separate set of voting materials?	6
Where can I find the voting results of the annual meeting?	6
What happens if additional matters are presented at the annual meeting?	6
What shares are entitled to be voted?	6
What are the quorum and voting requirements for the annual meeting?	6
Who will serve as inspector of elections?	6
Is my vote confidential?	6
Who will bear the cost of soliciting votes for the annual meeting?	7
May I propose actions for consideration at next year's annual meeting of shareowners or nominate individuals to serve as directors?	7
BOARD STRUCTURE AND COMPOSITION	9
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES	12
PROPOSALS TO BE VOTED ON	13
PROPOSAL NO. 1 Election of Directors	13
PROPOSAL NO. 2 Ratification of Independent Auditors	16
PROPOSAL NO. 3 Approval of the Hewlett-Packard Company Executive Pay-for-Results Plan	17
SHAREOWNER PROPOSALS	20
PROPOSAL NO. 4 Shareowner Proposal Entitled "4 — Shareholder Vote on Poison Pills"	20
PROPOSAL NO. 5 Shareowner Proposal Regarding Director Nominees	22
PROPOSAL NO. 6 Shareowner Proposal Entitled "China Business Principles"	24
PROPOSAL NO. 7 Shareowner Proposal Entitled "Indexed Options Proposal"	27
PROPOSAL NO. 8 Shareowner Proposal Entitled "Expensing Options Proposal"	29
PROPOSAL NO. 9 Shareowner Proposal Regarding Severance Agreements for Senior Executives	31
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
Beneficial Ownership Table	33
Section 16(a) Beneficial Ownership Reporting Compliance	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
EXECUTIVE COMPENSATION	37
Summary Compensation Table	37
Option Grants in Last Fiscal Year	42
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	43
Equity Compensation Plan Information	44
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	47
Pension Plan	51
Report of the HR and Compensation Committee of the Board of Directors on Executive Compensation	53
Stock Performance Graphs	57
INDEPENDENT AUDITORS	58
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	59
APPENDIX A: HEWLETT-PACKARD COMPANY EXECUTIVE PAY-FOR-RESULTS PLAN	A-1

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Time and Date	10:00 a.m. local time on Wednesday, April 2, 2003
Place	Cobb Galleria Centre, Ballroom E, Two Galleria Parkway, Atlanta, Georgia
Items of Business	(1)	To elect directors
	(2)	To ratify the appointment of independent auditors for the fiscal year ending October 31, 2003
	(3)	To approve the Hewlett-Packard Company Executive Pay-For-Results Plan
	(4)	To consider and vote upon a shareowner proposal entitled "4—Shareholder Vote on Poison Pills"
	(5)	To consider and vote upon a shareowner proposal regarding director nominees
	(6)	To consider and vote upon a shareowner proposal entitled "China Business Principles"
	(7)	To consider and vote upon a shareowner proposal entitled "Indexed Options Proposal"
	(8)	To consider and vote upon a shareowner proposal entitled "Expensing Options Proposal"
	(9)	To consider and vote upon a shareowner proposal regarding severance agreements for senior executives
	(10)	To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a shareowner or joint holder of HP common stock at the close of business on February 19, 2003.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP shareowner as of the close of business on February 19, 2003 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder or hold your shares through the Hewlett-Packard Company Tax Saving Capital Accumulation Plan ("TAXCAP"), the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), the Compaq Computer Corporation 401(k) Investment Plan (the "Compaq 401(k) Plan") or the Agilent Technologies, Inc. 401(k) Plan (the "Agilent 401(k) Plan"), your ownership will be verified against the list of record holders or plan participants on the record date prior to your being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to February 19, 2003, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 2 of this proxy statement and the instructions on the proxy or voting instruction card.

By Order of the Board of Directors,

ANN O. BASKINS Senior Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about
February 27, 2003.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    The Board of Directors (the "Board") of Hewlett-Packard Company, a Delaware corporation ("HP"), is providing these proxy materials for you in connection with HP's annual meeting of shareowners, which will take place on April 2, 2003. As a shareowner, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:    What information is contained in these materials?

A:    The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information. Our 2002 Annual Report to shareowners, which includes our 2002 Form 10-K, is also enclosed.

  Shareowners may request a free copy of the 2002 Form 10-K from:

  Hewlett-Packard Company
  Attn: Investor Relations
  3000 Hanover Street,
  Palo Alto, CA 94304
  (866) GET-HPQ1 (866) 438-4771
  http://www.hp.com/hpinfo/investor/main.htm

Q:    What items of business will be voted on at the annual meeting?

A:    The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of independent auditors for the 2003 fiscal year

  •
  The approval of the Hewlett-Packard Company Executive Pay-For-Results Plan

  •
  A shareowner proposal entitled "4—Shareholder Vote on Poison Pills"

  •
  A shareowner proposal regarding director nominees

  •
  A shareowner proposal entitled "China Business Principles"

  •
  A shareowner proposal entitled "Indexed Options Proposal"

  •
  A shareowner proposal entitled "Expensing Options Proposal"

  •
  A shareowner proposal regarding severance agreements for senior executives

  We will also consider other business that properly comes before the annual meeting.

Q:    How does the Board of Directors recommend that I vote?

A:    Our Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of independent auditors for the 2003 fiscal year, "FOR"
the approval of the Hewlett-Packard Company Executive Pay-For-Results Plan and "AGAINST" each of the shareowner proposals.

Q:    What shares can I vote?

A:    You may vote all shares owned by you as of the close of business on February 19, 2003, the Record Date. These shares include (1) shares held directly in your name as the shareowner of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's prior Employee Stock Purchase Plan and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank, including shares purchased through TAXCAP, the Share Ownership Plan, the Compaq 401(k) Plan, the Compaq Computer Corporation Employee Stock Purchase Plan or the Agilent 401(k) Plan.

Q:    What is the difference between holding shares as a shareowner of record and as a beneficial owner?

A:    Most HP shareowners hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareowner of Record

  If your shares are registered directly in your name with HP's transfer agent, Computershare Investor Services Limited, you are considered, with respect to those shares, the shareowner of record, and these proxy materials are being sent directly to you by HP. As the shareowner of record, you have the right to grant your voting proxy directly to HP or to vote in person at the meeting. HP has enclosed or sent a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account, through TAXCAP, through the Compaq 401(k) plan, through the Agilent 401(k) Plan or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.

  Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:    How can I attend the annual meeting?

A:    You are entitled to attend the annual meeting only if you were an HP shareowner or joint holder as of the close of business on February 19, 2003 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder or hold your shares through TAXCAP, the Share Ownership Plan, the Compaq 401(k) Plan or the Agilent 401(k) Plan, your name will be verified against the list of record holders or plan participants on the record date prior to your being admitted to the annual meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to February 19, 2003, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

  The annual meeting will begin promptly at 10:00 a.m. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:    How can I vote my shares in person at the annual meeting?

A:    Shares held in your name as the shareowner of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:    Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareowner of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee (which is the same as the proxy card for shares held in TAXCAP, the Share Ownership Plan, the Compaq 401(k) Plan and the Agilent 401(k) Plan). For shares held in TAXCAP, the Compaq 401(k) Plan or the Agilent 401(k) Plan, your voting instructions must be received by 11:59 p.m. Eastern time on March 30, 2003 in order for the trustee to vote your shares in accordance with your instructions.

  By Internet—Record holders of shares of HP common stock with Internet access may submit proxies from any location in the world by following the "Vote by Internet" instructions on their proxy cards. Most HP shareowners who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

  By Telephone—Record holders of HP common stock who live in the United States or Canada may submit proxies by following the "Vote by Phone" instructions on their proxy cards. Most HP shareowners who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

  By Mail—Record holders of HP common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. HP shareowners who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:    Can I change my vote?

A:    You may change your vote at any time prior to the vote at the annual meeting, provided that voting instructions for certain plans must be provided by 11:59 p.m. Eastern time on March 30, 2003 as described in the previous answer. For shares held directly in your name as the record holder, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the HP Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:    Who can help answer my questions?

A:    If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

  Innisfree M&A Incorporated
  501 Madison Avenue, 20th Floor
  New York, New York 10022
  Shareowners: (877) 750-5838
  International calls: (646) 822-7402
  Banks and brokers (call collect): (212) 750-5833

  If you need additional copies of this proxy statement or voting materials, please contact Innisfree M&A Incorporated as described above or send an e-mail to info@innisfreema.com.

Q:    How are votes counted?

A:    In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You may also elect to cumulate your votes as described below under "Is cumulative voting permitted for the election of directors?"

  For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of HP's nominees to the Board, "FOR" ratification of the independent auditors, "FOR" approval of the Hewlett-Packard Company Executive Pay-For-Results Plan, and "AGAINST" each of the shareowner proposals and in the discretion of the proxy holders on any other matters that properly come before the meeting). If your voting instructions are not received by 11:59 p.m. on March 30, 2003, any shares you hold in TAXCAP or the Agilent 401(k) will be voted in proportion to the way the other TAXCAP and Agilent 401(k) participants vote their shares, respectively, and any shares you hold in the Compaq 401(k) Plan will be voted by the trustee in accordance with HP's direction.

Q:    Is cumulative voting permitted for the election of directors?

A:    In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are 11 directors to be elected at the annual meeting, you could allocate 1,100 "FOR" votes (11 times 100) among as few or as many of the 11 nominees to be voted on at the annual meeting as you choose.

  If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker or nominee.

  Carleton S. Fiorina and Ann O. Baskins, as proxyholders, reserve the right to cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.

  Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:    What is the voting requirement to approve each of the proposals?

A:    In the election of directors, the 11 persons receiving the highest number of "FOR" votes at the annual meeting will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:    What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareowner of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each HP proxy card and voting instruction card that you receive.

Q:    How do I obtain a separate set of voting materials?

A:    If you share an address with another shareowner and have received only one set of proxy materials (including our annual report to shareowners and proxy statement), or you wish to receive a separate set of proxy materials in the future, you may write or call us to request a separate copy of these materials at no cost to you. You may write to us at 3000 Hanover Street, Palo Alto, CA 94304, Attn: Investor Relations, call us at 866-GET-HPQ1 (866-438-4771) or go to our website at http:// www.hp.com/hpinfo/investor/main.htm. Similarly, if you share an address with another shareowner and have received multiple copies of our annual report to shareowners and proxy statement, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:    Where can I find the voting results of the annual meeting?

A:    We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2003.

Q:    What happens if additional matters are presented at the annual meeting?

A:    Other than the nine items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders, Carleton S. Fiorina and Ann O. Baskins, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    What shares are entitled to be voted?

A:    Each share of HP common stock issued and outstanding as of the close of business on February 19, 2003, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. On the Record Date, we had approximately 3,052,354,958 shares of common stock issued and outstanding.

Q:    What are the quorum and voting requirements for the annual meeting?

A:    The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Broker non-votes are not counted as shares present and entitled to be voted with respect to matters on which the broker has not received voting instructions. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting, assuming that a quorum is obtained. As noted above, broker non-votes generally occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Q:    Who will serve as inspector of elections?

A:    The inspector of elections will be a representative of Computershare Investor Services, LLC.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareowners provide written comments on their proxy card, which are then forwarded to HP management.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:    HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated ("Innisfree") to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a fee of $15,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareowners.

Q:    May I propose actions for consideration at next year's annual meeting of shareowners or nominate individuals to serve as directors?

A:    You may submit proposals, including director nominations, for consideration at future shareowner meetings.

  Shareowner Proposals: For a shareowner proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of HP at our principal executive offices no later than October 30, 2003. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in HP's proxy statement is instead a reasonable time before HP begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Proposals should be addressed to:

  Corporate Secretary
  Hewlett-Packard Company
  3000 Hanover Street
  Palo Alto, California 94304

  For a shareowner proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the shareowner must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of HP common stock to approve that proposal, provide the information required by the bylaws of HP and give timely notice to the Corporate Secretary of HP in accordance with the bylaws of HP, which, in general, require that the notice be received by the Corporate Secretary of HP:

  •
  Not earlier than the close of business on December 3, 2003, and

  •
  Not later than the close of business on January 2, 2004.

  If the date of the shareowner meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a shareowner proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

  Nomination of Director Candidates: You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should be directed to the Corporate Secretary of HP at the address of our principal executive offices set forth above. In addition, the bylaws of HP permit shareowners to nominate directors for an annual shareowner meeting. To nominate a director, the shareowner must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of HP common stock to elect such nominee, provide the information required by the bylaws of HP, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its shareowners. In addition, the shareowner must give timely notice to the Corporate Secretary of HP in accordance with the bylaws of HP, which require that the notice be received by the Corporate Secretary of HP within the time periods described above under "Shareowner Proposals."

  Copy of Bylaw Provisions: You may contact the HP Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

BOARD STRUCTURE AND COMPOSITION

        As of the date of this proxy statement our Board has 11 directors and the following five committees: (1) Audit, (2) Finance and Investment, (3) HR and Compensation, (4) Nominating and Governance, and (5) Technology. The Board had an Executive Committee until November 22, 2002. The membership during the last fiscal year and the function of each committee are described below. During fiscal 2002, the Board held 13 meetings and each director attended at least 75% of all Board and applicable committee meetings, except as noted below.

Name of Director	Audit	Finance and Investment	HR and Compensation	Nominating and Governance	Technology	Executive (Disbanded)
Non-Employee Directors:
Lawrence Babbio, Jr.(1)(2)		X*			X
Philip M. Condit			X*	X
Patricia C. Dunn(3)	X*	X
Sam Ginn			X	X*
Richard A. Hackborn(4)	X	(X)			X
Dr. George A. Keyworth II(5)	X				X
Robert E. Knowling, Jr.	X	X
Sanford M. Litvack(1)	X	X
Thomas J. Perkins(1)			X		X*
Lucille S. Salhany(1)			X	X
Employee Director
Carleton S. Fiorina(6)				(X)		(X)*
Former Directors
Robert P. Wayman(7)						(X)
Michael D. Capellas(1)(8)						(X)
Walter B. Hewlett(9)			(X)	(X)
Number of Meetings in Fiscal 2002	8	5	10	4	3	(10)

X = Committee member; * = Chair; (X) = former Committee member

(1)
Mr. Babbio, Mr. Litvack, Mr. Perkins, Ms. Salhany and Mr. Capellas became directors in connection with the acquisition of Compaq Computer Corporation ("Compaq acquisition") effective May 3, 2002.

(2)
Mr. Babbio's first meeting as Chairman of the Finance and Investment Committee was on May 17, 2002.

(3)
Ms. Dunn's last meeting as Chairman of the Finance and Investment Committee was on January 17, 2002. She remains a member of the committee. Her first meeting as Chairman of the Audit Committee was on August 26, 2002.

(4)
Mr. Hackborn's last meeting as a member of the Finance and Investment Committee was on May 17, 2002.

(5)
Dr. Keyworth's last meeting as Chairman of the Audit Committee was on July 18, 2002. He remains a member of the committee.

(6)
Ms. Fiorina's last meeting as a member of the Nominating and Governance Committee was on May 17, 2002.

(7)
In connection with the Compaq acquisition, Mr. Wayman resigned as a director effective May 3, 2002. Mr. Wayman remains Executive Vice President and Chief Financial Officer of HP.

(8)
Mr. Capellas resigned as President and as a director on November 13, 2002.

(9)
Mr. Hewlett was not nominated for re-election to the Board at the 2002 Annual Meeting and ceased to be a director as of April 26, 2002. Mr. Hewlett previously served on the HR and Compensation Committee and the Nominating and Governance Committee. Mr. Hewlett did not attend 75% of all Board and applicable committee meetings.

(10)
The Executive Committee acted by written consent on numerous issues. The Executive Committee met informally and had other discussions relating to these actions and other matters during the fiscal year.

Audit Committee

The Audit Committee reviews HP's auditing, accounting, financial reporting and internal control functions and selects and engages HP's independent auditors. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees; recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; meets independently with HP's internal auditing staff, independent auditors and senior management; and reviews the general scope of HP's accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, auditor independence issues and the adequacy of the Audit Committee charter. The Audit Committee also monitors HP's compliance with laws and regulations and HP's Standards of Business Conduct.

The Audit Committee operates under a written charter adopted by the Board, which was published in the 2001 proxy statement. The report of the Audit Committee is included herein on page 59.

Finance and Investment Committee

The Finance and Investment Committee supervises the investment of all assets held by HP's employee benefit plans and funds and reviews the investment results of HP's international subsidiaries' pension plans. It also establishes and reviews policies regarding the investment of general corporate assets, HP's capital structure and the issuance of debt, as well as the use of derivative investments to manage currency and interest rate exposure. In addition, it provides oversight and guidance to the Board regarding significant financial matters, including the payment of dividends and repurchase of shares. It also reviews the performance of the investment managers, trustees and other plan fiduciaries, as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and monitors and reports annually on ERISA compliance.

HR and Compensation Committee

The HR and Compensation Committee discharges the Board's responsibilities relating to compensation of HP's executives, produces an annual report on executive compensation for inclusion in HP's proxy statement, provides general oversight of HP's equity compensation plans and benefits programs, and retains and approves the terms of the retention of any compensation consultants. Other specific duties and responsibilities of the HR and Compensation Committee include: evaluating human resources and compensation strategies and overseeing HP's total rewards program; reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for key executive officers; approving and amending HP's incentive compensation, stock appreciation rights and stock option programs (subject to shareowner approval if required); approving any changes to non-equity based benefit plans involving a long-term financial commitment by HP; monitoring global workforce management programs; recommending to the Board director compensation; monitoring director and executive stock ownership; and annually evaluating its performance and its charter. The report of the HR and Compensation Committee is included herein on page 53.

The HR and Compensation Committee was previously known as the Compensation Committee. Throughout this proxy statement, this committee is referred to as the HR and Compensation Committee.

Nominating and Governance Committee

In the course of performing its duties, the Nominating and Governance Committee addresses issues relating to the Board of Directors and Board committees, including size and compensation, membership qualifications, determining director independence and committee membership, recommending new and continuing directors, coordinating the recruitment of new directors, and periodically evaluating Board performance and the performance of the Chairman and Chief Executive Officer. In addition, the Committee develops and recommends corporate governance principles applicable to HP based upon best practices and regulatory considerations; reviews proposed changes to HP's charter, by-laws and Board committee charters, and makes recommendations to the Board regarding such changes; periodically assesses and recommends Board action with respect to shareowner rights plans or other shareowner protections; recommends the election of corporate officers to the Board; reviews and approves any employee director standing for election for outside for-profit boards of directors; and reviews governance-related shareowner proposals and recommends the Board's response. The Chairman of the Committee also receives interested-party communications directed to non-management directors.

Technology Committee

The Technology Committee reviews HP's technology development and the scope and quality of HP's intellectual property. It reports to the Board and makes recommendations as to scope, direction, quality, investment levels and execution of HP's technology strategies. It provides guidance on the execution of technology strategies formulated by HP's internal technology council and on technology as it pertains to, among other things: market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; research and development investments; and key competitor and partnership strategies.

Executive Committee

The Executive Committee was disbanded on November 22, 2002. Prior to that time, the Executive Committee met or took written action when the Board was not otherwise meeting. It had the same level of authority as the Board, except that it could not amend the bylaws of HP, recommend any action requiring the approval of the shareowners or take any other action not permitted to be delegated to a committee under Delaware law.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The following table provides information on HP's compensation and reimbursement practices during fiscal 2002 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during 2002 fiscal year. Ms. Fiorina, Mr. Wayman, and Mr. Capellas, who are (or, in the case of Mr. Capellas, was) employed by HP during fiscal 2002, did not receive any separate compensation for their Board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2002

Annual director retainer(1)	$100,000
Minimum percentage of annual retainer to be paid in HP securities(2)	75%
Additional retainer for Committee chair	$5,000
Reimbursement for expenses attendant to Board membership	Yes
Range of total compensation earned by directors (for the year)(3)	$100,000 — $105,000

(1)
Non-employee directors who served for part of the fiscal year earned pro rata compensation. Mr. Hewlett earned $50,000 of director compensation for his service from November 1, 2001 through April 26, 2002, $16,667 of which was earned for the period from March 1, 2002 through April 26, 2002 and was paid subsequent to his final date of service. Mr. Babbio, Mr. Litvack, Mr. Perkins and Ms. Salhany each earned $50,000 of director compensation for their service from the May 3, 2002 Compaq acquisition date through the end of the fiscal year. In accordance with the 1997 Director Stock Plan, as amended, the securities portion of director compensation payments is generally granted on an annual basis on March 1 while the cash portion is paid on a quarterly basis.

(2)
Each director may elect to receive the securities portion of the annual director retainer in a grant of stock or stock options. Under special circumstances, less than 75% may be paid in securities.

(3)
In addition to the compensation noted above, Mr. Babbio, Mr. Condit, Mr. Ginn, Dr. Keyworth, Mr. Knowling, Mr. Litvack, Mr. Perkins and Ms. Salhany received laptop computers to assist them in preparing for Board meetings. These computers cost approximately $1,500 each.

        Under HP's stock ownership guidelines for directors, all directors are required to accumulate over time shares of HP stock equal in value to at least twice the value of the annual director retainer.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are 11 nominees for election to our Board this year. All of the nominees, except Mr. Babbio, Mr. Litvack, Mr. Perkins and Ms. Salhany, have served as directors since the last annual meeting. Mr. Babbio, Mr. Litvack, Mr. Perkins and Ms. Salhany have served as directors since May 3, 2002 and will stand for election as directors of HP for the first time at this year's annual meeting. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting and until his or her successor is elected. There are no family relationships among our executive officers and directors.

        If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the 11 persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to explicitly indicate your intent to cumulate your votes among the 11 persons who will be voted upon at the annual meeting. See "Questions and Answers About the Proxy Materials and the Annual Meeting—Is cumulative voting permitted for the election of directors?" on page 5 for further information about how to cumulate your votes. Carleton S. Fiorina and Ann O. Baskins, as proxyholders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a shareowner's votes will not be cast for a nominee as to which such shareowner instructs that such votes be withheld.

        The Board expects that all of the nominees will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxyholders, Carleton S. Fiorina and Ann O. Baskins, would vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Our Board of Directors recommends a vote FOR the election to the Board of the each of the following nominees.

Vote Required

        The 11 persons receiving the highest number of "for" votes represented by shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Lawrence T. Babbio, Jr. Director since 2002 Age 58	Mr. Babbio has served as Vice Chairman and President of Verizon Communications, Inc. (formerly Bell Atlantic Corporation) since 2000. In 1997 he was elected President and Chief Operating Officer—Network Group, and Chairman—Global Wireless Group of Bell Atlantic. Mr. Babbio was a director of Compaq from 1995 until the date of the Compaq acquisition. Mr. Babbio is also a director of ARAMARK Corporation.
Philip M. Condit Director since 1998 Age 61
Mr. Condit has been Chairman of The Boeing Company since February 1997, its Chief Executive Officer since April 1996 and a member of its board since 1992. He served as President of The Boeing Company from August 1992 until becoming Chairman.

Patricia C. Dunn Director since 1998 Age 49
Ms. Dunn was elected Vice Chairman of Barclays Global Investors (BGI) in 2002 and served as its Co-Chairman and Chief Executive Officer from October 1995 through June 2002. Ms. Dunn advises on strategy and key business issues for BGI, the world's largest institutional investment manager. She joined the firm's predecessor organization, Wells Fargo Investment Advisors, in 1978.
Carleton S. Fiorina Director since 1999 Age 48
Ms. Fiorina serves as HP's Chairman of the Board and Chief Executive Officer. She became Chairman of the Board in September 2000 after serving as President, Chief Executive Officer and director since July 1999. Prior to joining HP, she spent nearly 20 years at AT&T and Lucent Technologies, Inc. where she served as Executive Vice President, Computer Operations for Lucent and oversaw the formation and spin-off of Lucent from AT&T. She also served as Lucent's President, Global Service Provider Business and President, Consumer Products. Ms. Fiorina is also a director of Cisco Systems, Inc.
Sam Ginn Director since 1996 Age 65
Mr. Ginn served as Chairman of Vodafone AirTouch Plc from 1999, following the merger of Vodafone and AirTouch, until his retirement in May 2000. He was Chairman of the Board and Chief Executive Officer of AirTouch from December 1993 to June 1999. Mr. Ginn is also a director of ChevronTexaco Corporation.
Richard A. Hackborn Director since 1992 Age 65
Mr. Hackborn served as HP's Chairman of the Board from January 2000 to September 2000. He was HP's Executive Vice President, Computer Products Organization from 1990 until his retirement in 1993 after a 33-year career with HP.
Dr. George A. Keyworth II Director since 1986 Age 63
Dr. Keyworth has been Chairman and Senior Fellow with The Progress & Freedom Foundation, a public policy research institute, since 1995. He is a director of General Atomics. Dr. Keyworth holds various honorary degrees and is an honorary professor at Fudan University in Shanghai, People's Republic of China.
Robert E. Knowling, Jr. Director since 2000 Age 47
In January 2003, Mr. Knowling became Chief Executive Officer of the New York City Leadership Academy at the New York City Board of Education. From February 2001 to January 2003, Mr. Knowling served as the Chairman and Chief Executive Officer of Internet Access Technologies Inc., a software development company specializing in ASP-based productivity suites provided through the Internet. From July 1998 through October 2000, he was President and Chief Executive Officer of Covad Communications Company, a national broadband service provider of high speed Internet and network access using DSL technology. He also served as Chairman of Covad from September 1999 to October 2000. In August 2001, Covad filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Mr. Knowling is a director of Ariba, Inc. and Heidrick & Struggles International, Inc. He also serves as a member of the advisory board for both Northwestern University's Kellogg Graduate School of Management and the University of Michigan Graduate School of Business.

Sanford M. Litvack Director since 2002 Age 66
Mr. Litvack has been a partner with Quinn Emanuel Urquhart Oliver & Hedges, LLP, a law firm, since January 2003. From March 2001 to December 2002 he was of counsel with the law firm of Dewey Ballantine LLP. Mr. Litvack served as Vice Chairman of the Board of The Walt Disney Company from 1999 to 2000. From 1994 until his appointment as Vice Chairman, he served as Senior Executive Vice President and Chief of Corporate Operations at Disney. Mr. Litvack was a director of Compaq from 2001 until the date of the Compaq acquisition. Mr. Litvack is also a director of PacifiCare Health Systems, Inc. and Antigenics, Inc.
Thomas J. Perkins Director since 2002 Age 71
Mr. Perkins has been a General Partner of Kleiner Perkins Caufield & Byers, a private investment partnership, since 1972, and has served as either a general or limited partner of numerous funds formed by it. Mr. Perkins served as Chairman of the Board of Directors of Tandem Computers Incorporated from 1974 until 1997. Mr. Perkins was a director of Compaq from 1997 until the date of the Compaq acquisition. Mr. Perkins is also a director of News Corporation.
Lucille S. Salhany Director since 2002 Age 56
Ms. Salhany has been the President and CEO of JHMedia, a consulting company, since March 2002. Ms. Salhany has consulted for such clients as Macy's, NASA and Chris Craft Industries. From 1999 to March 2002, she was President and CEO of LifeFX Networks, Inc. In May 2002, LifeFX Networks Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. From 1997 to 1999, Ms. Salhany started and was President and CEO of JHMedia. From 1994 to 1997, she was the Chief Executive Officer and President of UPN (United Paramount Network). Ms. Salhany was a director of Compaq from 1997 until the Compaq acquisition. She is also a director of Boston Restaurant Associates. She is a trustee of The Hillside School and Emerson College.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has appointed Ernst & Young LLP as independent auditors to audit HP's consolidated financial statements for the fiscal year ending October 31, 2003. During fiscal 2002, Ernst & Young served as HP's independent auditors and also provided certain tax and other audit related services. Representatives of Ernst & Young are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent auditors for the 2003 fiscal year. If the appointment is not ratified, the Board will consider whether it should select other independent auditors.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent auditors for fiscal 2003 requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

PROPOSAL NO. 3

APPROVAL OF THE HEWLETT-PACKARD COMPANY
EXECUTIVE PAY-FOR-RESULTS PLAN

        On February 25, 2003, the HR and Compensation Committee of the Board amended and restated the Hewlett-Packard Company Executive Pay-For-Results Plan (the "Executive PfR Plan"). At the annual meeting, shareowners are being asked to approve the Executive PfR Plan to qualify payments made to certain HP officers under the Executive PfR Plan as deductible for U.S. federal income tax purposes. The Board believes that the Executive PfR Plan benefits shareowners by linking a portion of the executive compensation to performance and by qualifying amounts paid pursuant to the Executive PfR Plan for a U.S. federal income tax deduction.

  The Board recommends a vote FOR approval of the Executive PfR Plan.

Vote Required

        Approval of the Executive PfR Plan requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

SUMMARY OF THE EXECUTIVE PfR PLAN

        GENERAL.    The Executive PfR Plan is designed to provide certain employees of HP and its subsidiaries with incentive compensation based on the level of HP's achievement of specified performance measures. Under the Executive PfR Plan, the HR and Compensation Committee of the Board (the "Committee") will designate bonus opportunities with respect to a six-month performance period for the Executive PfR Plan participants ("Participants"), as well as the applicable performance measures for receiving such bonuses. The Executive PfR Plan amends and supersedes the HP Pay-for-Results Plan adopted by the Committee and approved by HP shareowners at the February 29, 2000 annual meeting, as amended by the Committee on November 16, 2002 and June 14, 2002.

        SECTION 162(m).    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Section 162(m)") places a limit on the deductibility for federal income tax purposes of the compensation paid to certain executive officers of HP. Certain performance-based compensation under plans that have been approved by HP's shareowners is not subject to this deduction limit. The Executive PfR Plan is designed to qualify for this exemption to the deduction limit.

        ADMINISTRATION.    Unless otherwise designated by the Board, the Committee will administer the Executive PfR Plan and has full power to construe, interpret and administer the Executive PfR Plan. The Committee may empower a committee or person or persons to administer the Executive PfR Plan with respect to Participants other than "covered employees," as that term is defined in Section 162(m) ("Covered Employees").

        PARTICIPATION AND ELIGIBILITY.    Persons employed by HP or one of its affiliates and in active service during a performance period will be eligible to participate. The Committee will designate Participants eligible for participation for each six-month performance period.

        The Committee will determine Executive PfR Plan participation based on an employee's job position. If a Participant changes from one eligible position to another or is promoted from a position that was eligible for participation in the HP Performance Bonus Plan or the HP Pay-for-Results Short-Term Bonus Plan, any award will be based on the Participant's performance as it relates to the position held on the last day of the performance period. If a Participant changes from an eligible position to a position that is not eligible to participate in the Executive PfR Plan, the Participant will not be eligible for a bonus under the

Executive PfR Plan. If a Participant is hired for a position previously designated by the Committee as eligible for participation, such Participant's bonus shall be prorated from the date of hire. A Participant will forfeit any bonus for a performance period during which the Participant is involuntarily terminated by HP for cause or voluntarily terminates his or her employment with HP for any reason, although the Committee may determine that the forfeiture does not apply in cases of termination due to death, permanent or total disability, retirement or involuntary termination without cause. Adjustments also will be made if a Participant is on an approved leave of absence or non-pay status during the performance period.

        The Committee has designated approximately 125 participants for the current performance period, which began on November 1, 2002 and will end on April 30, 2003.

        PLAN OPERATION.    The Executive PfR Plan will be administered in six-month performance periods, which coincide with each half of HP's fiscal year. All bonuses under the Executive PfR Plan are payable in cash.

        Prior to a date, which generally is not later than the expiration of 25% of the days in a particular performance period (45 days after the beginning of each performance period), the Committee will determine who will participate in the Executive PfR Plan for the applicable performance period and for each Participant:

  •
  the target bonus, which is the bonus amount to be paid if 100% of all applicable performance measures are achieved and is based on a fixed percentage of a Participant's base pay,

  •
  minimum and maximum bonus oppor- tunity,

  •
  applicable performance measures, including, but not limited to, Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, Total Shareholder Return Relative to Peer Index, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity, stock price, return on equity or average stockholders' equity, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators, and/or employee metrics, as determined by the Committee, and

  •
  percentages of the bonus allocated to each performance measure.

        For each applicable performance period, a Participant may earn an award of up to three times the target bonus or, for Covered Employees, $15 million, whichever is less.

        As soon as administratively practicable after the end of the relevant performance period, the Committee (or its designees in the case of Participants other than Covered Employees) will determine the amount of the bonus for each Participant by determining the actual performance results for each performance measure and applying the percentage allocated to each performance measure against the target bonus.

        In determining the amount of bonus payable under the Executive PfR Plan, the Committee has the sole discretion to increase, reduce or eliminate any bonus payable, although the bonuses to any Covered Employee cannot be increased.

        AMENDMENT AND TERMINATION OF THE EXECUTIVE PfR PLAN.    The Committee may amend, suspend or terminate the Executive PfR Plan at any time as it may deem proper and in the best interests of HP. Minor or administrative changes to the Executive PfR Plan may also be made by specified persons.

        ESTIMATED AWARDS.    The following table shows the range of annual awards payable under the Executive PfR Plan with respect to bonuses to the named executive officers and other groups set forth in the table below based on current compensation levels. The amount included for eligible employees is based on current anticipated participation in the Executive PfR Plan of approximately 125 individuals.

RANGE OF AWARDS UNDER THE EXECUTIVE PFR PLAN

NAME AND POSITION	BONUS DOLLAR VALUE MINIMUM/MAXIMUM
Carleton S. Fiorina Chairman and Chief Executive Officer	$0-$12,000,000
Robert P. Wayman Executive Vice President and Chief Financial Officer	$0-$4,162,500
Duane E. Zitzner Executive Vice President, Personal Systems Group	$0-$3,262,500
Ann M. Livermore Executive Vice President, HP Services	$0-$3,150,000
Michael D. Capellas Former President	$0-$9,600,000
All current executive officers (19 persons) as a group	$0-$45,906,000
All eligible employees, including current officers who are not executive officers, as a group	$0-$87,294,000

        Other than Ms. Fiorina, none of HP's current directors participates in the Executive PfR Plan.

FEDERAL INCOME TAX CONSIDERATIONS

        All amounts paid pursuant to the Executive PfR Plan constitute taxable income to the employee when received. HP will be entitled to a federal income tax deduction when amounts paid under the Executive PfR Plan are included in employee income, if the Executive PfR Plan is approved by shareowners and otherwise meets the requirements of Section 162(m).

        The foregoing is only a summary of the effect of federal income taxation upon employees and HP with respect to bonus amounts paid pursuant to the Executive PfR Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable.

INCORPORATION BY REFERENCE

        The foregoing is only a summary of the Executive PfR Plan and is qualified in its entirety by reference to the full text of the Executive PfR Plan, a copy of which is attached hereto as Appendix A.

SHAREOWNER PROPOSALS

        Occasionally, we receive suggestions from our shareowners. Some are received as formal shareowner proposals. All are given careful attention and consideration by HP.

PROPOSAL NO. 4

SHAREOWNER PROPOSAL ENTITLED "4—Shareholder Vote on Poison Pills"

        The author and proponent of the following shareowner proposal is Mr. Nick Rossi, custodian for Katrina Wubbolding, c/o Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278. Mr. Rossi has requested that HP include the following proposal and supporting statement in its proxy statement for the 2003 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. Mr. Rossi owns, as custodian for Katrina Wubbolding, 204 shares of HP's common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 4.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

4—Shareholder Vote regarding Poison Pills
This topic won an average 60%-yes vote at 50 companies in 2002

        This is to recommend that our Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

        This topic won an average 60%-yes vote at 50 companies in 2002 according to the Investor Responsibility Research Center tabulation on Average Voting Results, December 2002.

Harvard Report

        A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999. The report is titled, "Corporate Governance and Equity Prices," July 2001, Paul A. Gompers, Harvard Business School.

        Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company. Source: "Putting a Value on Governance," Directors & Boards, Spring 1997 by Robert Felton and Alec Hudnut of McKinsey & Co. and Jennifer Van Heeckeren, University of Oregon.

        Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

        The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. The Council of Institutional Investors position is specified in the Council of Institutional Investors' "Corporate Governance Policies,"

under Core Policies, Shareholder Voting Rights, item 5.b. with the key word "poison pills." In recent years companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA and McDermott International. I believe that our company should follow suit and allow shareholder input.

Allow Shareholder Vote regarding Poison Pills
Yes on 4

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        The Board has already terminated HP's existing shareowner rights plan and the preferred share purchase rights issued under the plan, effective January 21, 2003. Although the Board has no present intention to adopt a new rights plan, the Board believes that circumstances could arise in the future where the Board's ability to adopt a new rights plan, without obtaining a shareowner vote, would enhance the Board's ability to protect the interests of HP's shareowners. Therefore, the present Board does not want to agree now to require a shareowner vote as a condition to the adoption of any new rights plan because such a condition would limit the ability of a future Board to act in accordance with its fiduciary duties to address circumstances that cannot be foreseen at this time.

        The Board believes that the future ability to adopt a rights plan could protect the interests of HP's shareowners by preventing unfair and coercive takeover tactics, such as partial or two-tier tender offers, hostile tender offers made at less than fair price, "creeping acquisitions" and other takeover tactics that may not be in the best interests of HP's shareowners, while preserving the ability to react thoughtfully to unsolicited acquisition proposals, effectively negotiate with bidders making any such proposals, and accept, modify or reject any such proposals, as is believed to be in the best interests of HP's shareowners.

        The Board has a long-standing commitment to adhere to sound corporate governance policies for the benefit of HP's shareowners. The Board is composed of eleven directors, all but one of whom are independent. All of HP's directors are experienced in business and financial matters and cognizant of their fiduciary duties to HP's shareowners. The Board believes that the proposal, insofar as it would require a shareowner vote as a condition to the adoption of any new rights plan, would directly interfere with the ability of the present Board, as well as any future Board, to uphold its fiduciary duties to HP's shareowners. The Board further believes that it is ill-advised and dangerous for certain important corporate governance decisions to be made by public referendum. In this regard, the Board believes, based on its collective experience and the advice of outside experts, that decisions regarding the adoption of a rights plan properly belong to the Board, which is in the best position to negotiate with prospective bidders to protect the interests of all HP's shareowners.

        For the reasons described above, we recommend a vote AGAINST this proposal.

PROPOSAL NO. 5

SHAREOWNER PROPOSAL REGARDING DIRECTOR NOMINEES

        HP has received a shareowner proposal from Barlett Naylor, 1255 N. Buchanan, Arlington, Virginia 22205. Mr. Naylor has requested that HP include the following proposal and supporting statement in its proxy statement for the 2003 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. Mr. Naylor beneficially owns 526 shares of HP common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 5.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

        RESOLVED: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position.

SUPPORTING STATEMENT:

        Although our company's board declares its appreciation for the importance of qualified people overseeing management, I believe that the process for electing directors can be improved.

        In the typical board election, shareholders have one choice: the candidate nominated by company. Shareholders may "withhold" their vote for this candidate, but even if a majority of the shares were withheld, the candidate would still be elected because company election rules award victory to the candidate with the most votes for each seat. I believe this circumstance profoundly disenfranchises shareholders in routine oversight of management.

        As policy makers work to address the problem of corporate accountability highlighted by the Enron, World Com and other disgraces, improved board elections may be the best single reform. Numerous experts support this basic prescription, such as Nell Minow of the Corporate Library (see April 15, 2002 comments to NYSE, at http://www.nyse.com/pdfs/corp_a49.pdf); managers of the Corporate Governance website who have proposed a similar idea to the SEC (http://www.sec.gov/rules/petitions/petn4-461.htm); Lewis Braham of Business Week (Oct. 21, 2002); and the AFL-CIO Office of Investment (See Silvers presentation before NYSE, May 23, 2002, at http://www.nyse.com/pdfs/corp_a5.pdf)

        The proposal before you may not be the optimal solution. Some critics note this resolution still allows the board instead of shareholders to nominate the two candidates. However, SEC staff interpretations say resolutions that call for the ability of shareholders to nominate candidates whose names would appear on the ballot along side board-nominated candidates cannot even appear on the proxy ballot under 14a(8) rules.

        I believe this resolution calling for the board to nominate two candidates still represents progress. The point is to remove the "final" decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

        Corporations have argued that this resolution would discourage some candidates from running in the first place. (See 2001 proxy statements for Black & Decker and Dominion Resources) Council

of Institutional Investors director Sarah Teslik says, "I get a dozen calls a day from people with good résumés who want to serve on boards. It's garbage to say you can't find them. Too many CEOs just want directors who are beholden to them—the sort that are less likely to take on the CEO and say something may stink." (See USA Today, March 5, 2002).

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        The Board believes in the importance of a sound process for the nomination of directors and also believes that HP's current process serves the shareowners well. Accordingly, HP opposes the shareowner proposal.

        Under current procedures, HP shareowners are entitled to participate in the process for nomination of directors in several ways. First, any HP shareowner may submit a written recommendation for consideration by our Board's Nominating and Governance Committee. The Board's Nominating and Governance Committee considers all proposed nominees for director, including sitting directors and nominees for whom a shareowner properly has submitted a written recommendation. In addition, any HP shareowner who complies with the provisions of our bylaws relating to shareowner nominations of director candidates and the Securities and Exchange Commission requirements referenced in our bylaws may nominate a director at the annual meeting. Finally, any shareowner may propose an alternate slate of directors as long as the shareowner complies with the special rules of the Securities and Exchange Commission relating to proxy solicitations and election contests.

        The Board views the current nominating process as providing the most effective means of ensuring that appropriately qualified candidates are identified and nominated. The current procedures reflect the Board's responsibilities for recommending candidates to shareowners, which include consideration of Board size and composition and candidate performance and qualifications. The Board's Nominating and Governance Committee weighs renomination of incumbent directors and nomination of new candidates against its desired composition. In the absence of special circumstances, the Board believes that changes to its membership should be incremental. The Board's Nominating and Governance Committee recommends only nominees who have the integrity, experience and skills to serve HP and its shareowners. If the Board's Nominating and Governance Committee were to recommend two "rival" candidates for each position, it would be difficult to predict which individuals would be elected. Accordingly, it would be more difficult to see that the appropriate skills, experience and diversity were represented on the Board. In addition, such a procedure could result in certain groups opposing some of the Committee's nominees, resulting in costly election contests.

        Moreover, under HP's certificate of incorporation, shareowners are entitled to cumulate their votes in the election of directors. Under cumulative voting, shareowners are permitted to take the total number of shares they hold, multiply it by the number of directors to be elected, and then allocate that product among the director candidates. It is unclear how the proposal would be implemented under cumulative voting, and, in fact, the overall intent of the proposal appears to be inconsistent with cumulative voting.

        In summary, the procedure set forth by the proposal would not be an efficient or effective means of selecting the most qualified directors for HP. The Nominating and Corporate Governance Committee will continue to consider shareowners' recommendations for nominees for election to the Board. The Board believes that the current process is in the best interests of HP and its shareowners.

        For the reasons described above, we recommend a vote AGAINST this proposal.

PROPOSAL NO. 6

SHAREOWNER PROPOSAL ENTITLED "CHINA BUSINESS PRINCIPLES"

        HP has also received a shareowner proposal from John C. Harrington, P.O. Box 6108, Napa, California 94581-1108. Mr. Harrington has requested that HP include the following proposal and supporting statement in its proxy statement for the 2003 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. Mr. Harrington beneficially owns 200 shares of HP common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 6.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

CHINA BUSINESS PRINCIPLES

        WHEREAS: our company's business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social & Cultural Rights, and Civil & Political Rights. They have been signed by the Chinese government and China's national laws.

        (1)  No goods or products produced within our company's facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-though-labor programs.

        (2)  Our facilities and suppliers shall adhere to wages that meet workers' basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China's national labor laws.

        (3)  Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

        (4)  Our facilities and suppliers shall use production methods that do not negatively affect the worker's occupational safety and health.

        (5)  Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

        (6)  We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

        (7)  Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity, region of origin, labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

        (8)  Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

        (9)  Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China's national labor laws.

        (10) We will not sell or provide products or technology in China that can be used to commit human rights violations or labor rights abuse.

        (11) We will issue annual statements to the China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

        RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People's Republic of China.

        SUPPORTING STATEMENT: As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        More than 90% of shares voted on a substantially identical proposal from Mr. Harrington at the last two annual meetings were voted against the proposal; however, the proponent may submit it again because the proposal received more than 6% of the vote.

        While HP continues to demonstrate its commitment to the general intent of the China Business Principles, HP opposes the adoption of this shareowner proposal and urges a vote against this proposal by all shareowners. We do so for a number of reasons.

        Adopting the China Business Principles, which requires the release of an annual statement on HP's efforts to uphold these principles, will impair HP's ability to manage its operations in China and to control the scope and timing of the disclosure of sensitive business information. After careful review of these principles and HP's policies and practices in China, we believe that the proposal is unnecessary, vague, costly and beyond HP's ability to implement. Furthermore, HP has demonstrated its commitment to labor and environmental issues as discussed below. HP also opposes the proposal because it would grant undue influence to individuals or groups that have no major stake in HP's business and no governmental legitimacy.

        Today, as HP's business operations have become more dependent upon relationships with suppliers and other third parties, the situation has become more complex, but HP's commitment to labor and environmental issues remains very much intact. Over the last year, HP has taken action to strengthen its policies and practices in all countries where we either have operations directly or have relationships with suppliers and other third parties. We adopted a Supplier Code of Conduct in July 2002 and communicated our support of the UN Global Compact Principles in August 2002. The Supplier Code of Conduct is being implemented currently with our suppliers; it requires that suppliers must comply with all national and other applicable laws and regulations, and that they require their suppliers do the same. This includes laws and regulations relating to environmental, occupational health and safety and labor practices. The Supplier Code of Conduct also requires suppliers to maintain management systems to measure, improve and communicate to interested parties the environmental, occupational health and safety and labor performance of the company's operations in a systematic way. The UN Global Compact consists of nine principles in the areas of human rights, labor standards and the environment, many of which are similar to those set out in the China Business Principles. By adopting a Supplier Code of Conduct and supporting the UN Global Compact, HP has demonstrated its commitment to labor and environmental issues, not just in China, but in each and every country where we are represented.

        The China Business Principles are also unnecessary to the extent that they address issues covered by labor and environmental laws in China and call for implementing policies HP has already implemented worldwide, including in China. We adhere to hundreds of local, state, federal and international laws and regulations on labor and environmental matters. Our suppliers in China are also subject to local laws on labor and environmental issues. The China Business Principles do not supersede any of these laws or regulations. In addition, HP has numerous policies in place to maintain a work environment free from harassment and discrimination and to insist that employees be treated with dignity, respect and courtesy.

HP's operations worldwide are also subject to corporate employee, health and safety standards in addition to local law. Thus, HP already implements many of the policies advocated by the China Business Principles in adhering to applicable laws and HP's internal policies.

        Furthermore, the China Business Principles are unnecessary to the extent that they attempt to redress practices that are more likely to be associated with other industries. HP produces personal computers and printers and related products at its facilities in China, and does not manufacture goods and products using forced labor, child labor, etc. Because of the high-skilled nature of the work performed, HP's wages significantly exceed the local averages in China.

        The reports requested in the China Business Principles would require management to release sensitive labor and environmental compliance information and would be difficult, time consuming and costly to prepare because the language in the proposal is vague and the standards advocated are not clear. For example, the proposal calls for wages that meet workers' "basic needs," and using production methods that do not "negatively affect" worker health and have "minimum adverse impact" on land, air and water quality. In addition, the great diversity of relationships that HP has with its suppliers in China, when combined with the breadth of the China Business Principles, would require HP to generate a set of very complex, detailed and costly reports.

        In some cases, the China Business Principles are beyond HP's ability to implement as they relate to functions of various Chinese governments, such as prohibiting police or military presence and promoting freedom from arbitrary arrest or detention.

        HP cannot grant undue influence to individuals or groups that have no major stake in HP's business and no governmental legitimacy. The areas being addressed by this proposal are very sensitive and involve complex issues. Submitting statements to the Human Rights for Workers in China Working Group or any other third party non-governmental organization would impair the ability of HP's management to manage operations in China and to control the scope and timing of disclosures of sensitive business information.

        Promotion of fair labor and environmental practices is a key component of HP's citizenship objectives, and we continue to build a strong record on these issues. Adoption of the China Business Principles would not improve our ability to address our responsibilities relating to our employees and operations in China, and forced disclosure of HP's policies and standards to a third party may actually harm HP's ability to address these issues constructively. The new data gathering and reporting requirements would also be very costly in terms of both time and money.

        For the reasons described above, we recommend a vote AGAINST this proposal.

PROPOSAL NO. 7

SHAREOWNER PROPOSAL ENTITLED "INDEXED OPTIONS PROPOSAL"

        HP has received a shareowner proposal from United Association S&P 500 Index Fund (the "Fund"), c/o Financial Investors Trust, 370 16th Street, Suite 016, Denver, Colorado 80202-5627. The Fund has requested that HP include the following proposal and supporting statement in its proxy statement for the 2003 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. The Fund beneficially owns 218,624 shares of HP common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 7.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

INDEXED OPTIONS PROPOSAL

        Resolved, that the shareholders of Hewlett-Packard Company (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

        STATEMENT OF SUPPORT: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. In our opinion stock option grants can and do often provide levels of compensation well beyond those merited. In our opinion, it has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

        Stock options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors are a type of option that we believe address these concerns. The resolution requests that the Company's Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's proxy statement to compare 5 year stock price performance.

        Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better then that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded,

        At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. We urge your support for this important governance reform.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        HP strongly supports the concept of performance-based compensation as a critical component of executive compensation. In this regard, a substantial part of our compensation system is performance-based. For example, our executives have long-term incentives such as stock options that allow them to acquire shares of HP's common stock at a fixed price per share (the fair market value). These options are linked to HP's stock price performance in that they have value only if HP's stock price increases. HP's stock options also reward performance in that the number of options granted is based on individual and business unit performance. Furthermore, the options ordinarily vest over a number of years, so that they reward long-term stock price performance. Finally, performance is rewarded through determining base salaries and bonuses based on individual job performance and business results.

        The HR and Compensation Committee of the Board is composed solely of independent directors and is responsible for all elements of executive compensation. Determining appropriate total rewards for executives, including stock options where appropriate, is a major focus area of the HR and Compensation Committee, reflecting the Board's and Committee's view that the interests of executives should be closely tied to those of shareowners. We believe that it is important to preserve the HR and Compensation Committee's flexibility to choose incentives that best motivate HP's executives and its ability to change the incentives from year to year based on market conditions. HP also opposes the proposal because it could make it more difficult to attract and retain talented executives. Limiting the ability of the HP to compensate its executives in ways that it deems appropriate relative to its competitors puts HP at a competitive disadvantage in recruiting high-quality executives.

        Finally, option indexing also can have negative accounting consequences for HP. For example, linking the exercise price of an option to performance criteria could increase the volatility of our earnings by requiring variable, mark-to-market accounting charges. Other stock option designs may result only in a fixed accounting charge, which would cause less earnings volatility.

        For the reasons described above, we recommend a vote AGAINST this proposal.

PROPOSAL NO. 8

SHAREOWNER PROPOSAL ENTITLED "EXPENSING OPTIONS PROPOSAL"

        HP has received a shareowner proposal from the Massachusetts Laborers' Pension Fund ("MLPF"), 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts, 01803-0900. MLPF has requested that HP include the following proposal and supporting statement in its proxy statement for the 2003 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. MLPF beneficially owns 68,900 shares of HP common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 8.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

EXPENSING OPTIONS PROPOSAL

        RESOLVED, that the shareholders of Hewlett Packard Company ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

        STATEMENT OF SUPPORT: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

          There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

          For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

          Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free...

          When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

        Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        HP has used stock options as one component of its compensation program, and believes that options help align the interest of employees with shareowners and reward long-term stock price improvements. HP's stock option grants have historically been broad-based with less than 5% of all outstanding options held by members of HP's Executive Council.

        Under current accounting rules, a company may choose whether to include the grant of stock options on its income statement as an expense, or to disclose in the notes to its financial statements the impact that expensing equity-based compensation would have had on reported earnings. In keeping with the practice followed by many corporations, HP does not expense stock options, but HP does disclose the impact of expensing in the notes to its annual financial statements. HP believes that this accounting treatment adequately informs shareowners of the financial impact of equity-based compensation and makes it easier to compare HP's financial performance with that of other companies. Moreover, expensing of stock options raises a number of difficult issues, including how to value them accurately. Accordingly, we do not believe it would be in HP shareowners' best interest to expense stock options at this time and therefore oppose the shareowner proposal.

        Although a number of companies have recently decided to expense stock options, many corporations, including HP and many of HP's peer companies, continue to provide information relating to the impact of the expensing of equity-based compensation in the notes to their financial statements. Therefore, it would be more difficult for HP shareowners to compare HP's financial performance with many of its competitors if HP were to expense options at this time.

        In addition to reducing the comparability of HP's financial statements, expensing options would not provide shareowners with additional useful information. HP already discloses in the notes to its consolidated annual financial statements pro forma net earnings and earnings per share as if HP had expensed equity-based compensation. Such disclosure adequately informs shareowners of the financial impact of equity-based compensation such as stock option grants on HP's financial performance.

        The expensing of stock options also raises several difficult issues that have not yet been resolved. Stock options are difficult to value accurately, and valuation involves opinions and assumptions that vary from company to company. Moreover, there are transition issues raised by a change in accounting treatment to expense stock options. The companies that have recently decided to expense options have not adopted consistent valuation methods or transition approaches. This lack of a reliable, standard method of valuing stock options and questions about transitioning to expensing also will increase the difficulty of comparing financial results.

        In December 2002, the Financial Accounting Standards Board issued a statement of Financial Accounting Standards entitled "Accounting for Stock-Based Compensation, Transition and Disclosure (SFAS No. 148"). Among other provisions, SFAS 148 requires that disclosures of the pro forma effect of stock-based employee compensation be displayed more prominently and in tabular format, and requires disclosure of the pro forma effect in interim financial statements. As a result, enhanced disclosure will be provided on a more frequent basis effective in HP's second quarter of fiscal 2003, further reducing any perceived benefit of expensing stock options.

        At this time, HP does not believe it is in the best interests of shareowners to change our accounting treatment of stock options, although we will continue to evaluate this approach in light of ongoing developments and industry actions.

        For the reasons described above, we recommend a vote AGAINST this proposal.

PROPOSAL NO. 9

SHAREOWNER PROPOSAL REGARDING SEVERANCE AGREEMENTS
FOR SENIOR EXECUTIVES

        HP has received a shareowner proposal from Service Employees International Union AFL-CIO, CLC ("SEIU"), 1313 L Street N.W., Washington, D.C. 20005. SEIU has requested that HP include the following proposal and supporting statement in its proxy statement for the 2003 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. SEIU beneficially owns 44,325 shares of HP's common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 9.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

        RESOLVED, That the shareholders of Hewlett Packard ("HP" or the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus. "Future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements containing severance provisions.

SUPPORTING STATEMENT:

        After resigning as President of HP in November of 2002, Michael Capellas received a severance package valued at $14.4 million; three times his annual salary and expected annual bonus. According to the London Financial Times, Capellas' departure "prompted an 11 percent drop in HP's share price and raised questions among corporate governance experts over the computer-maker's failure to tie in a key executive."

        The New York Times reported in November of 2002 that, during the "bitter proxy fight touched off" by plans to merge Compaq Computers (where Capellas had been CEO) and HP, "the senior management and directors of both companies portrayed Mr. Capellas as the ideal partner to [HP CEO] Carleton S. Fiorina." In the same article, the Times also wrote that Capellas' departure was "unsettling" to analysts.

        In our opinion, Capellas' compensation agreement, amended in the midst of merger discussions between HP and Compaq Computers, provided incentive for Capellas to leave the company soon after the merger. Under the terms of Capellas' amended compensation agreement, when HP's CEO was named CEO of the newly merged company, Capellas was, in effect, removed as CEO of Compaq and thus became eligible to receive the generous severance package described above provided he resigned within one year of the change in control. The amended agreement also granted immediate vesting of all Capellas' stock options when he resigned in November, although the options also vested earlier when shareholders approved the HP-Compaq merger.

        We recognize that severance agreements such as the one between Compaq and Mr. Capellas, which was assumed by HP when it merged with Compaq, may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements, we believe the Company should seek shareholder approval of any future such agreements. We believe that requiring shareholder approval of such agreements may also have the beneficial effect of insulating the Board of Directors from manipulation in the event an executive's employment must be terminated.

        Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

        The Council of Institutional Investors favors shareholder approval of severance agreements if the amount payable exceeds 200% of the senior executive's annual base salary. (www.cii.org.corp_governance.asp)

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        HP opposes this shareowner proposal because it interferes with the Board's ability to attract and compensate executives. The Board, through its HR and Compensation Committee, which is composed solely of independent directors, sets executive compensation in a manner it believes to be in the best interests of HP and its shareowners. HP's executive compensation programs are designed to attract and retain highly qualified executives and to motivate executives to maximize shareowner returns.

        The example of Mr. Capellas' severance agreement cited in the proponent's supporting statement is not a severance agreement that was negotiated or entered into by HP. In fact, Capellas' employment agreement was with Compaq Computer Corporation and was negotiated and approved by the Compaq Board of Directors prior to the merger with HP. HP acquired Compaq effective May 3, 2002 and assumed Capellas' employment agreement by operation of law.

        We believe that the Board needs flexibility to design compensation packages, including severance arrangements, to compete for executive talent, and that the Board should retain authority to balance the various objectives of HP's executive compensation programs. To compete for the best executive talent, companies provide key executives with significant incentives, often including severance agreements. We believe that to compete for the best executive talent, HP also must have the flexibility to enter into severance arrangements. We also believe it is in the best interests of HP and its shareowners to avoid placing arbitrary ceilings or restrictions on the kind and amount of severance payments HP may offer, or to require shareowner approval of the terms of each severance agreement. Requiring prior shareowner approval of executive employment packages that include a severance agreement would make it difficult to attract new executives and to provide competitive employment packages in a timely manner. Obtaining shareowner approval after the material terms are agreed upon, as suggested by the proponent, is simply impractical. Furthermore, the premature public disclosure of confidential employment negotiations could have a negative impact on HP's executive recruiting. We believe that the Board should retain authority to review the objectives of HP's executive compensation programs and design executive compensation that is in the shareowners' best interests rather than being constrained by rigid and arbitrary limitations, such as those reflected in the proposal. We believe that the HP Board has acted, and will continue to act, in the best interests of shareowners in determining severance agreements and other compensation agreements for its executives.

        For the reasons described above, we recommend a vote AGAINST this proposal.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of February 19, 2003, concerning:

  •
  The David and Lucile Packard Foundation, a beneficial owner of more than 5% of HP common stock;

  •
  beneficial ownership by current HP directors and the named executive officers set forth in the Summary Compensation table on page 37; and

  •
  beneficial ownership by all current HP directors and HP executive officers as a group.

        The information provided in the table is based on HP's records, information filed with the Securities and Exchange Commission and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of April 20, 2003 (60 days after the record date of February 19, 2003) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
The David and Lucile Packard Foundation (the "Packard Foundation") 300 Second Street, Suite 200 Los Altos, CA 94022	193,683,656		6.3%
Directors and Named Executive Officers:
Carleton S. Fiorina	322,289	Direct
	2,504,278	Vested Options	*

	2,826,567
Lawrence T. Babbio, Jr.	20,705	Direct
	198,808	Vested Options	*

	219,513
Philip M. Condit	10,083	Direct
	20,000	Vested Options	*

	30,083
Patricia C. Dunn	39,949	Direct
	20,000	Vested options	*

	59,949
Sam Ginn	19,995	Direct
	31,092	Vested Options	*

	51,087

Richard A. Hackborn	22,997	Direct
	20,000	Vested Options	*

	42,997
Dr. George A. Keyworth II	8,080	Direct
	42,665	Vested Options	*

	50,745
Robert E. Knowling, Jr.	9,871	Direct
	27,707	Vested Options	*

	37,578
Sanford M. Litvack	5,060	Direct
	53	Indirect(3)
	23,113	Vested Options	*

	28,226
Thomas J. Perkins	560,623	Indirect(4)
	74,002	Vested Options	*

	634,625
Lucille S. Salhany	9,487	Direct
	192,941	Vested Options	*

	202,428
Ann M. Livermore	59,167	Direct
	1,102,308	Vested Options	*

	1,161,475
Robert P. Wayman	290,635	Direct
	1,120	Indirect(5)
	1,388,474	Vested Options	*

	1,680,229
Duane E. Zitzner	99,193	Direct
	1,213,909	Vested Options	*

	1,313,102
Michael D. Capellas(6)	604,546	Direct
	2,340,250	Vested Options	*

	2,944,796
All Current Directors and Executive Officers as a Group (30 persons)	13,421,017	(7)(8)	..4%

*
Represents holdings of less than one percent.

(1)
Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, "Vested Options" are options that may be exercised as of April 20, 2003 (60 days after the record date of February 19, 2003).

(2)
None of HP's named executive officers or directors listed in the table beneficially owns more than 1% of HP's outstanding shares.

(3)
Includes 53 shares held by Mr. Litvack in his individual retirement account.

(4)
Includes shares held by Mr. Perkins as co-trustee of two trusts and a retirement plan.

(5)
Includes 1,120 shares held by Mr. Wayman as custodian for his son.

(6)
Mr. Capellas resigned as President and a director effective as of November 13, 2002.

(7)
Includes an aggregate of 11,550,802 shares that the current directors and executive officers have the right to acquire as of April 20, 2003.

(8)
Includes an aggregate of 12,115,278 shares held by current directors and executive officers in fiduciary or beneficial capacities. Also includes 1,184 shares HP common stock that one officer will receive when he surrenders his Compaq stock certificate for 1,872 shares of Compaq common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of HP common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2002, its directors, executive officers and 10% shareowners complied with all Section 16(a) filing requirements, with the following exceptions: one late report was filed by Vyomesh Joshi in connection with a sale of shares held in his brokerage account in fiscal 2001. In making this statement, HP has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to HP and the written representations of its directors, executive officers and 10% shareowners.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        HP repurchases shares of its common stock in the open market and in private transactions under a systematic program to manage the dilution created by shares issued under employee stock plans and a separate incremental plan. As part of this repurchase program, between September 17, 2002 and January 14, 2003, HP repurchased a total of 5,020,000 shares of HP common stock from the Packard Foundation, a beneficial owner of more than 5% of HP's common stock, for an aggregate purchase price of $78,600,037. These purchases were made in accordance with a Memorandum of Understanding, dated September 9, 2002, between HP and the Packard Foundation providing that HP may purchase from the Packard Foundation shares of HP common stock each New York Stock Exchange trading day during the "Sale Period" (defined below) for a purchase price equal to the adjusted, volume-weighted average price for composite New York Stock Exchange transactions on that trading day. The "Sale Period" begins on and includes the second New York Stock Exchange trading day after HP's public announcement of quarterly earnings information and ends on and includes the 14th calendar day of the last month of HP's quarterly financial reporting period.

        HP may repurchase additional shares of HP common stock from the Packard Foundation in the future under the Memorandum of Understanding. In addition, either HP or the Packard Foundation may suspend or terminate sales under the Memorandum of Understanding at any time.

        Sanford M. Litvack, a director of HP since May 3, 2002 and a current nominee for director, was of counsel with the law firm of Dewey Ballantine LLP from March 2001 to December 2002. HP retained Dewey Ballantine LLP during fiscal 2002.

EXECUTIVE COMPENSATION

        The following table discloses compensation received by HP's Chief Executive Officer during fiscal 2002 and HP's four other most highly paid executive officers (together with the CEO, the "named executive officers") during fiscal 2002 as well as their compensation received from HP for each of the fiscal years ending October 31, 2001 and October 31, 2000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards			Payouts
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)		Other Annual Compensation ($)(4)	Restricted Stock Award(s) ($)(5)(6)	Securities Underlying Options/ SARs(#)(6)		LTIP Payouts ($)(8)		All Other Compensation ($)(9)
Carleton S. Fiorina Chairman and Chief Executive Officer	2002 2001 2000	$1,000,000 1,000,000 1,000,000	$2,930,602 0 1,766,250		$57,693 74,811 205,113	$0 0 0	850,000 1,000,000 1,280,042		$N/A N/A N/A		$131,754 173,262 755,266
Robert P. Wayman Executive Vice President and Chief Financial Officer	2002 2001 2000	925,000 925,000 845,250	875,490 0 402,633		* * *	0 0 41,048	400,000 350,000 358,576		N/A (682,520 450,057)		2,435,553 6,885 6,885
Duane E. Zitzner Executive Vice President, Personal Systems Group	2002 2001 2000	725,000 725,000 575,000	789,584 0 273,900		* * *	0 0 26,522	400,000 350,000 1,015,902		N/A (303,349 N/A	)	2,181,371 6,085 6,885
Ann M. Livermore Executive Vice President, HP Services	2002 2001 2000	700,000 700,000 527,084	782,285 0 273,900		60,102 * *	0 0 24,540	400,000 350,000 785,532		N/A (530,875 N/A	)	2,106,371 6,085 6,085
Michael D. Capellas(1) Former President	2002 2001 2000	800,000 N/A N/A	(3 N/A N/A	)	108,107 N/A N/A	0 N/A N/A	(7 N/A N/A	)	N/A N/A N/A		3,757 N/A N/A

*
Does not exceed reporting thresholds for perquisites and other personal benefits.

(1)
Compensation reflected in the above table and related footnotes includes compensation for fiscal 2002 paid by HP to Mr. Capellas following the May 3, 2002 Compaq acquisition and does not include prior compensation paid by Compaq to Mr. Capellas.

  Mr. Capellas resigned from his position as President and as a director effective as of November 13, 2002 and as an employee effective as of December 1, 2002. Pursuant to his employment agreement with Compaq that was assumed by HP in connection with the Compaq acquisition, Mr. Capellas received payments that are not reflected in the table above because his resignation occurred after the end of HP's 2002 fiscal year, as follows:

Severance payments pursuant to Compaq employment agreement
Separation payment	$14,400,000.00
Annual incentive payment	1,866,666.67
Financial counseling, legal and security payment	100,000.00

	Total payments	$16,366,666.67
Tax gross-up to cover excise tax liability		9,560,312.00
Repayment of tax assistance loan		(2,813,772.03)

  As indicated above, a total of $2,813,772.03 was repaid by Mr. Capellas in connection with his severance arrangements for a tax assistance loan previously granted by Compaq to Mr. Capellas. For a description of Mr. Capellas' employment agreement and severance arrangements, see "Employment Contracts, Termination of Employees and Change-in-Control Arrangements—Mr. Capellas' Employment Agreement with Compaq and Severance Agreement" on page 49.

(2)
The amounts shown in this column reflect payments under HP's Executive Pay-for-Results Plan (the "Executive PfR Plan," which term includes its predecessors, as applicable) and HP's prior cash profit-sharing plan. All HP officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, and selected other employees were eligible to participate in the Executive PfR Plan. During the fiscal years shown, all of the named executive officers (other than Mr. Capellas in fiscal 2000 and 2001) participated in the Executive PfR Plan.

  The Executive PfR Plan permits the HR and Compensation Committee to designate a portion of the annual cash compensation planned for certain employees, including executive officers, as variable pay. Under the Executive PfR Plan, the percentage of the targeted variable amount to be paid is dependent upon the degree to which performance metrics defined on a semi-annual basis are met. In November 2001 and June and July 2002, the HR and Compensation Committee established the performance metrics for the first and second halves of fiscal 2002, respectively. These metrics varied for each participant, but at least a portion of each person's pay was dependent on HP or group revenue, HP net profit and customer metrics. For the second half of fiscal year 2002, integration and employee metrics were also included.

  For fiscal 2002, the HR and Compensation Committee determined that the following variable compensation for the named executive officers had been earned:

	November 1, 2001- April 30, 2002	May 1, 2002- October 31, 2002
Carleton S. Fiorina	$1,520,000	$1,410,602
Robert P. Wayman	351,500	523,990
Duane E. Zitzner	367,212	422,372
Ann M. Livermore	354,550	427,735
Michael D. Capellas	N/A	0

  For the second half of fiscal year 2002, the HR and Compensation Committee exercised its discretion and reduced the bonus for Mr. Capellas to zero. As indicated in footnote (1), Mr. Capellas received $1,866,666.67 as an annual incentive payment as part of his severance payments. See also footnote (3) below.

  For fiscal 2000, pursuant to the terms of her employment contract, Ms. Fiorina was entitled to receive a minimum guaranteed bonus of $1,250,000. During the second half of fiscal 2000, Ms. Fiorina received a prorated portion of the minimum annual guaranteed bonus, or $625,000, in accordance with normal payroll practices. In light of HP falling short of meeting its net profit objectives for the second half of fiscal 2000, resulting in no payout to the other named executive officers and Executive Council members, Ms. Fiorina initiated a dialogue with the HR and Compensation Committee and recommended that her guaranteed bonus for the second half of fiscal 2000 be zero. The HR and Compensation Committee agreed with Ms. Fiorina's recommendation and modified Ms. Fiorina's fiscal 2001 bonus opportunity by reducing it by $625,000. After it was determined there would be no bonus payout to Ms. Fiorina for fiscal 2001, Ms. Fiorina paid HP an amount equal to the after-tax amount of her second half fiscal 2000 guaranteed bonus of $625,000. In the first half of fiscal 2000, Ms. Fiorina received a short-term bonus of $1,141,250, as determined by the HR and Compensation Committee.

  During fiscal 2000, the cash profit-sharing plan was available to all employees of HP. Under the cash profit-sharing plan, a portion of HP's earnings for each half of its fiscal year was paid to all employees.

  The amount paid was based upon HP's performance as measured by return on assets and revenue growth. The amounts shown in this column that are not associated with bonuses payable under the Executive PfR Plan are payments pursuant to HP's prior cash profit-sharing plan.

(3)
A bonus of $1,128,482 would have been payable to Mr. Capellas under the Executive PfR program for the second half of fiscal 2002 had Mr. Capellas not received the annual incentive payment of $1,866,667.67 pursuant to his severance arrangements, as described in footnote (1) above. In light of Mr. Capellas' severance arrangements, the HR and Compensation Committee determined to reduce Mr. Capellas' actual bonus under the Executive PfR program to $0, as described in footnote (2) above.

(4)
For Ms. Fiorina, in fiscal 2002 this column includes $14,950 for tax services, $29,717 in tax reimbursements and certain other perquisites; in fiscal 2001 this column includes $40,739 for incremental cost of company-required personal use of corporate aircraft, $19,122 in tax reimbursements and certain other perquisites; and in fiscal 2000 this column includes $105,657 for incremental cost of company-required personal use of corporate aircraft, $83,290 in tax reimbursements and certain other perquisites. For Ms. Livermore, in fiscal 2002 this column includes $45,221 for personal use of corporate aircraft, $2,381 in tax reimbursements, and certain other perquisites; in 2001 and 2000 she did not have perquisites and personal benefits in excess of reporting limits but did receive tax reimbursements for $1,635 and $36,101 respectively. For Mr. Capellas, in fiscal 2002 this column includes $42,047 for company-required personal use of corporate aircraft, $53,338 in tax reimbursements and certain other perquisites. The other named executive officers did not have perquisites and personal benefits in excess of reporting thresholds but did receive tax reimbursements in the following amounts during fiscal 2002, 2001 and 2000 respectively: Mr. Wayman, $5,776, $1,635 and $4,612; and Mr. Zitzner, $3,560, $1,635 and $5,143.

(5)
The amounts disclosed in this column reflect for fiscal 2000 the dollar values of HP common stock that HP contributed under its previous Employee Stock Purchase Plan (the "ESPP") as a match for every two shares purchased by the named executive officers during 2000, as follows: Robert P. Wayman, 842 shares ($41,048); Duane E. Zitzner, 544 shares ($26,522); and Ann M. Livermore, 504 shares ($24,540).

  The ESPP is a broad-based plan that was available to all HP employees until its replacement in November 2000. Under the terms of the ESPP in effect during 2000, matching shares were provided that vested two years after HP's contributions, which occurred on a rolling fiscal quarter basis, and were subject to forfeiture during the two-year period in the event of termination. The matching shares were reported for the year they were allocated rather than in the year they vested. HP replaced the ESPP with a new employee stock purchase plan, the Share Ownership Plan, effective November 1, 2000. It does not provide matching shares. In March 2002, HP accelerated vesting on all matching shares from the ESPP.

  At the end of fiscal 2002, the aggregate share amount and dollar value of the restricted stock (and, in the case of Ms. Fiorina, restricted stock units) held by the named executive officers was as follows:

	Number of Shares	$ Value
Carleton S. Fiorina	774,363	$12,234,435
Robert P. Wayman	0	0
Duane E. Zitzner	25,626	404,891
Ann M. Livermore	38,438	607,320
Michael D. Capellas	0	0

  The named executive officers receive non-preferential dividends on restricted shares held by them.

(6)
Unless otherwise indicated, option, restricted stock and restricted stock unit amounts outstanding on May 2, 2000, the record date with respect to the distribution of Agilent Technologies, Inc. ("Agilent Technologies") shares, have been adjusted to restore their intrinsic value for the impact of HP's common stock market value from the Agilent Technologies spin-off. Holders of options that were exercised and shares of restricted stock that were released prior to May 2, 2000 received shares of Agilent Technologies in connection with the spin-off. Although adjustments were made to the number of shares of restricted stock and restricted stock units as described above, the dollar values of restricted stock and restricted stock unit awards represent the dollar value on the date originally granted to reflect the intrinsic value of the compensation received at the time of grant. All option, restricted stock and restricted stock unit amounts have also been adjusted to reflect the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

(7)
HP did not make any option grants to Mr. Capellas during the past fiscal year; however, as part of the Compaq acquisition HP assumed Mr. Capellas' options to purchase shares of Compaq common stock that were converted into options to purchase shares of HP common stock. These options included an option grant by Compaq to Mr. Capellas during HP's 2002 fiscal year that was converted into an option to purchase 537,625 shares of HP common stock with an exercise price of $15.48, an expiration date of December 2011, and a grant date present value of $3,067,566.

(8)
In November 2001, the HR and Compensation Committee reviewed the results for the three-year performance period ended October 31, 2001 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal 1999 had not been met. Therefore, Mr. Wayman, Mr. Zitzner and Ms. Livermore forfeited 100% of the performance-based restricted stock granted to them in fiscal 1999. The value of the forfeiture is reflected in the Summary Compensation table as a negative LTIP payout in fiscal 2001 based upon the value of HP stock as of the date of the grant in fiscal 1999 adjusted for the Agilent Technologies spinoff and the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

  In November 2000, the HR and Compensation Committee reviewed the results for the three-year performance period ended October 31, 2000 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal year 1998 had been exceeded. Therefore, a 25% bonus to the restricted stock granted to Mr. Wayman in 1998 was made and the value of this bonus is reflected in the LTIP Payouts column in fiscal 2000 based upon the value of HP stock as of the date of the grant in fiscal 1998.

(9)
Amounts shown in this column reflect payments under HP's retention program adopted in connection with the Compaq acquisition. The program provides incentives to a group of employees, including the named executive officers employed by HP at the time the program was adopted, considered critical to the completion of the Compaq acquisition, to the integration of the companies, or to ongoing business operations. Under the program, Mr. Wayman, Mr. Zitzner and Ms. Livermore were entitled to receive a total of three times their respective current salary plus target bonus, the first installment of which was paid on September 4, 2002 in the following amounts: Mr. Wayman, $2,428,125, Mr. Zitzner, $2,175,000; and Ms. Livermore, $2,100,000. The other half of this bonus is payable on September 4, 2003, assuming continued employment by HP. Ms. Fiorina would have been entitled to receive retention bonuses under this program totaling two times the sum of her current salary and target annual bonus; however, she declined to accept the right to participate in this program. For further description of the retention program, see "Employment Contracts, Termination of Employees and Change-in-Control Arrangements" on page 47.

  For the named executive officers, this column also includes the following payments by HP:

Name	401(k)	Term-Life Insurance Payment
Carleton S. Fiorina
2002	$6,286	$85
2001	6,000	85
2000	6,000	85
Robert P. Wayman
2002	7,333	85
2001	6,800	85
2000	6,800	85
Duane E. Zitzner
2002	6,286	85
2001	6,000	85
2000	6,800	85
Ann M. Livermore
2002	6,286	85
2001	6,000	85
2000	6,000	85
Michael D. Capellas
2002	800	2,957
2001	N/A	N/A
2000	N/A	N/A

  For Ms. Fiorina, this column also includes the following Company-sponsored relocation expenses: $125,383 fiscal 2002 mortgage assistance; $167,177 fiscal 2001 mortgage assistance; $218,104 fiscal 2000 relocation tax reimbursement, $203,520 fiscal 2000 mortgage assistance and $327,557 other fiscal 2000 relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in fiscal 2002 by HP to each of the named executive officers. HP did not grant any stock appreciation rights to the named executive officers during fiscal 2002.

Name	Number of Securities Underlying Options Granted(2)(3)	Percent of Total Options Granted to Employees in Fiscal Year(4)	Exercise Price ($/Share)(5)	Expiration Date	Grant Date Present Value ($)(6)
Carleton S. Fiorina	850,000	1.3%	$21.75	Jan. 2012	$6,814,308
Robert P. Wayman	400,000	0.6%	21.75	Jan. 2012	3,206,733
Duane E. Zitzner	400,000	0.6%	21.75	Jan. 2012	3,206,733
Ann M. Livermore	400,000	0.6%	21.75	Jan. 2012	3,206,733
Michael D. Capellas(1)	N/A	N/A	N/A	N/A	N/A

(1)
Mr. Capellas resigned from his position as President and as a director effective as of November 13, 2002 and as an employee effective as of December 1, 2002. The above table does not include option grants made by Compaq to Mr. Capellas during HP's past fiscal year. HP did not make any option grants to Mr. Capellas during the past fiscal year; however, as part of the Compaq acquisition HP assumed Mr. Capellas' options to purchase shares of Compaq common stock that were converted into options to purchase shares of HP common stock. These options included an option grant by Compaq to Mr. Capellas during HP's 2002 fiscal year that was converted into an option to purchase 537,625 shares of HP common stock with an exercise price of $15.48, an expiration date of December 2011, and a grant date present value of $3,067,566.

(2)
All options granted in fiscal 2002 are exercisable 25% after the first anniversary of the grant date, 50% after the second anniversary, 75% after the third anniversary, and 100% after the fourth anniversary.

(3)
All or a portion of the unvested portion of these options vests in connection with certain terminations of employment. In addition, 50% of Ms. Fiorina's then unvested options vest upon a change of control of HP. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" on page 47.

(4)
In fiscal 2002, HP granted options to employees to purchase approximately 66,438,224 shares. The percentages above do not reflect Compaq's option grants to employees prior to Compaq's acquisition by HP. In December 2001, Compaq granted options to employees that were converted into options to purchase approximately 43,010,000 shares of HP common stock.

(5)
The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions. Unless otherwise indicated, the exercise price is the fair market value on the date of grant.

(6)
HP used a modified Black-Scholes model of option valuation to determine grant date present value. HP does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named executive officers are based on a seven-year option term, which reflects HP's experience that its options, on average, are exercised within seven years of grant. Other assumptions used for the valuations are: risk free rate of return of 4.8%; annual dividend yield of 1.8%; and volatility of 39%. The resulting values are reduced by 10.1% to reflect HP's experience with forfeitures.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        The following table provides information on option exercises with respect to HP common stock in fiscal 2002 by each of the named executive officers and the values of each of such officer's unexercised options at October 31, 2002. There were no stock appreciation rights exercised or outstanding.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)		Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
	Number of Shares Acquired on Exercise
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Carleton S. Fiorina	0	$0	2,041,778	2,624,074	$0	$0
Robert P. Wayman	0	0	1,124,152	928,288	1,697,989	0
Duane E. Zitzner	40,954	634,377	855,401	1,243,257	0	0
Ann M. Livermore	0	0	769,396	1,128,072	66,953	0
Michael D. Capellas(1)	0	0	1,914,628	436,822	35,841	136,199

(1)
Mr. Capellas resigned from his position as President and as a director effective as of November 13, 2002 and as an employee effective as of December 1, 2002. Upon the consummation of the Compaq acquisition, options to acquire Compaq common stock (including options held by Mr. Capellas) were converted into options to acquire HP common shares, which are included in the table above. The above table does not reflect option exercises made by Mr. Capellas prior to the Compaq acquisition date of May 3, 2002. In connection with his termination of employment and pursuant to the terms of his employment agreement, all of Mr. Capellas' previously unvested options became vested and exercisable. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" on page 47.

(2)
All or a portion of the unvested portion of these options vests in connection with certain terminations of employment. In addition, 50% of Ms. Fiorina's then unvested options vest upon a change of control of HP. Pursuant to the terms of HP's retention program put in place in connection with the Compaq acquisition, in the event of a qualifying termination within two years following the May 3, 2002 acquisition date, any stock options held by Mr. Wayman, Mr. Zitzner and Ms. Livermore (together with certain other members of the Executive Council) will become fully vested and exercisable. Ms. Fiorina declined to accept the right to participate in this retention program. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" on page 47.

(3)
The value of unexercised options is based upon the difference between the exercise price and the closing market price on October 31, 2002, which was $15.80.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2002. Information is included for both equity compensation plans approved by HP shareowners and equity compensation plans not approved by HP shareowners. However, in the case of equity compensation plans not approved by HP shareowners, many of the plans (including the Compaq plans) were approved by shareowners of companies acquired by HP, as described in footnote (6) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP shareowners	264,883,873	(3)	$31.8670	194,340,504	(4)(5)
Equity compensation plans not approved by HP shareowners	190,207,591	(6)(7)(8)	33.8858	54,216,270	(9)
Totals:	455,091,464		32.6982	248,556,774

(1)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2)
This column does not reflect the price of shares underlying the assumed options referred to in footnote (1) of this table.

(3)
Includes options to purchase shares outstanding under the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard Company 1995 Incentive Stock Plan, the Hewlett-Packard Company 1990 Incentive Stock Plan, the Hewlett-Packard Company 1985 Incentive Compensation Plan, the Hewlett-Packard Company 1997 Director Stock Plan and the 1987 Hewlett-Packard Company Director Option Plan.

(4)
Includes shares available for future issuance under the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard 1995 Incentive Stock Plan, the Hewlett-Packard Company 1997 Director Stock Plan, the Share Ownership Plan, the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan, the Hewlett-Packard Company Employee Stock Purchase Plan and the Service Anniversary Award Plan; excludes securities reflected in column (a). This column also does not include shares underlying the assumed options referred to in footnote (1) of this table.

  Of these shares, 75,595,861 shares were available under the Share Ownership Plan, 5,000,000 shares were available under the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan, 2,726,263 shares were available under the Hewlett-Packard Company Employee Stock Purchase Plan and 1,670,240 shares were available under the Service Anniversary Award Plan. The balance is available for option grants under our other shareowner-approved equity compensation plans.

(5)
In addition to stock options, the Hewlett-Packard Company 2000 Stock Plan provides for the award of cash and stock. It provides for a maximum of 20,000,000 shares for stock awards. In addition, 19,493,752 shares remain available for stock awards under the Hewlett-Packard Company 2000 Stock Plan. The Hewlett-Packard Company 1995 Incentive Stock Plan also provides for the award of cash and stock. There is no limit on the number of shares that can be allocated as awards other than stock options.

(6)
As of October 31, 2001, individual options to purchase a total of 6,963,385 shares had been assumed in connection with acquisition transactions by HP, at a weighted average exercise price of $14.7926. These options were issued under the plans listed below, which have not been approved by HP shareowners: the Compaq Computer Corporation 1985 Key and Executive Plan, the Compaq Computer Corporation 1985 Nonqualified Plan, the Compaq Computer Corporation 1985 Stock Option Plan, the Compaq Computer Corporation 1987 Nonqualified Stock Option Plan for Non-employee Directors, the Compaq Computer Corporation 1998 Former Non-Employee Replacement Option Plan (Digital), the VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, the 1992 Amended and Restated Verifone Directors Stock Option Plan, the 1995 Convex Stock Option Conversion Plan, the 1993 Metrix Stock Option Conversion Plan, the StorageApps Inc. 2000 Stock Incentive Plan, the Flexible Stock Incentive Plan of Indigo N.V. and the Indigo N.V. 1996 International Flexible Stock Incentive Plan. These options are not reflected in the table above. In connection with the Compaq acquisition, HP also acquired stock options to purchase 189,750 shares of HP common stock at a price of $35.97 and 189,750 shares of HP common stock at a price of $37.46 granted to former Compaq directors in April 1999. These options were not issued under any of the plans listed above and are not reflected in the table above. While the Compaq plans listed above have not been approved by HP shareowners, they were approved by Compaq shareowners when the plans were initially implemented. Prior to the applicable acquisition by HP, shareowners of the acquired companies also approved the following plans: the StorageApps Inc. 2000 Stock Incentive Plan, the Flexible Stock Incentive Plan of Indigo N.V., the Indigo N.V 1996 International Flexible Stock Incentive Plan, the 1992 Amended and Restated VeriFone Directors Stock Option Plan, and the VeriFone Inc. Amended and Restated 1987 Supplemental Stock Option Plan.

  HP has assumed and intends to continue issuing awards under the following plans, which have not been approved by HP shareowners, but were approved by Compaq shareowners: the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. Exercisable options issued under these plans are reflected in this column. This column also includes the individual option grants to Applied Communications and Stone Yamashita described below under "Individual Arrangements."

(7)
The table does not include 140,231 shares of HP common stock that may be distributed to participants under the Compaq Computer Corporation Deferred Compensation Plan. Except for the reinvestment of dividends, the HP stock fund investment option offered under this plan has been frozen and participants are no longer allowed to invest in additional shares of HP common stock under this plan. Because participants elected to forego income in exchange for share deferrals under this plan, no exercise price is payable upon issuance of shares under this plan. Therefore, these shares are not included in calculating the weighted-average exercise price set forth in column (b).

(8)
Includes stock appreciation rights with respect to 1,756,360 shares of HP common stock acquired in connection with the Compaq acquisition.

(9)
Includes 54,216,270 shares available for option grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. These plans were assumed in connection with the Compaq acquisition and have not been approved by HP shareowners.

Material Features of Plans Not Approved by Shareowners

        The Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan were assumed in the Compaq acquisition. These plans will be administered by the HR and Compensation Committee of the Board. While the plans originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards and cash, HP has amended the plans so that from July 18, 2002 only non-qualified stock options can be granted under the plans. Outstanding non-stock option awards, e.g., stock appreciation rights, will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under the plans have grant prices equal to the fair market value of the stock on the grant date. The plans allow the committee granting the awards to specify the specific conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Pursuant to the terms of these plans, all outstanding awards granted prior to September 1, 2001 under these plans became fully vested on March 20, 2002, the date on which Compaq shareowners approved the acquisition by HP. Vesting did not accelerate for awards granted on or after September 1, 2001, and those awards typically vest monthly over a 48-month period. Awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. In the event of a participant's "qualifying termination" (generally, a termination which qualified the participant for a severance payment) within one year of the Compaq acquisition date, any unvested and outstanding awards will become fully vested, and any outstanding awards may be exercised for up to three years following the participant's termination of employment (not to exceed the original term of the award). These plans will expire when there are no shares available for future grants. A total of 18,499,734 shares remain available for grants under the Compaq Computer Corporation 1989 Equity Incentive Plan. A total of 4,632,942, 16,739,530 and 14,344,064 shares remain available for grants under the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and under the Compaq Computer Corporation 2001 Stock Option Plan, respectively.

Individual Arrangements

        On July 31, 2000, HP issued Applied Communications Group ("Applied") an option to purchase 16,800 shares of HP common stock (as adjusted to reflect HP's subsequent two-for-one stock split) at a split-adjusted exercise price of $54.4375, which vested in equal quarterly installments from July 31, 2000 through April 30, 2002. The option shares expire 24 months from the date of vesting, unless sooner terminated or cancelled in accordance with the term of the agreements between HP and Applied. Accordingly, as of October 31, 2002, 12,600 option shares remain outstanding.

        On March 7, 1999, HP issued Stone Yamashita an option to purchase 80,000 shares of HP common stock (as adjusted to reflect HP's subsequent two-for-one stock split) at a split-adjusted exercise price of $34.5150, all of which are fully vested and expire on March 7, 2009 unless sooner terminated or cancelled in accordance with the terms of the agreements between HP and Stone Yamashita.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

        HP entered into an employment agreement with Carleton S. Fiorina, Chairman and Chief Executive Officer of HP, as of July 17, 1999. The agreement provides for an initial base salary of $1,000,000 per year. It also provides for a targeted annual incentive award of $1,250,000 per year, with an opportunity to earn up to an additional $2,500,000 per year in annual variable compensation. This variable pay was guaranteed at target for the 2000 fiscal year and was prorated at the target level for the portion of the 1999 fiscal year during which Ms. Fiorina was employed. The agreement provides that Ms. Fiorina is entitled to participate at a level commensurate with her position in all HP employee benefit programs and equity plans and is also entitled to all perquisites that other senior executives are entitled to receive and as are otherwise suitable to her position.

        In accordance with her employment agreement, Ms. Fiorina was also granted HP restricted stock, HP restricted stock units and HP non-qualified stock options to compensate her for stock and options that she forfeited upon the termination of her employment with Lucent Technologies, Inc. and that were scheduled to vest in the short-term. Details of these grants follow:

          1.    Ms. Fiorina was granted 743,168 shares (as adjusted to reflect the distribution of shares of Agilent Technologies, Inc. and the two-for-one stock split) of HP restricted stock. Subject to earlier vesting, as described below, and continued employment, the restricted stock vested one-third per year on each anniversary date of employment.

          2.    Ms. Fiorina also was granted 743,168 shares (on an adjusted basis) of HP restricted stock units. Subject to earlier vesting, as described below, and continued employment, the restricted stock units vested one-third per year on each anniversary date of employment. Payment of the restricted stock units will occur on the first to occur of the fifth anniversary of employment, the date of any termination of employment or a change of control of HP, whether by merger or asset sale or acquisition of 35% or more of HP's voting securities.

          3.    Ms. Fiorina was granted an option to purchase, within 10 years, 1,535,810 shares (on an adjusted basis) of HP common stock at a purchase price of $44.16 per share (on an adjusted basis). Subject to earlier vesting, as described below, and continued employment, such options have vested or will vest as to 25% of the shares on each anniversary of employment.

        As part of her employment agreement, HP also agreed to pay Ms. Fiorina a lump-sum hiring bonus of $3,000,000, reduced by any annual cash bonus she received from Lucent Technologies, Inc. for its fiscal year ending September 30, 1999. Ms. Fiorina's employment agreement also provided for specified relocation benefits and paid time off.

        Under the terms of the agreement, in the event that Ms. Fiorina's employment is terminated involuntarily other than for cause, death or disability, or if Ms. Fiorina terminates her employment for good reason (generally a reduction in Ms. Fiorina's responsibilities or compensation, breach by HP of its obligations under the agreement, or failure to appoint Ms. Fiorina to the Board), then Ms. Fiorina is entitled to receive her accrued benefits, prorated bonus, a severance amount of two times her base salary and target variable pay payable over a 24-month period, a two-year continuation of all welfare plans, full vesting of restricted stock and restricted stock units, and 50% vesting of all unvested stock options. However, if Ms. Fiorina's employment is terminated in contemplation of, at the time of, or within two years after a change in control of HP, then she will receive instead a severance amount of three times her base salary and specified variable pay payable on a lump-sum basis, a three-year continuation of all welfare plans, and 100% vesting of all unvested stock options.

        The agreement further provides that in the event of a change of control of HP, all restricted stock and unvested restricted stock units Ms. Fiorina holds will fully vest, and 50% of all unvested options she holds will fully vest. Payments to Ms. Fiorina in connection with a change in control will be increased to offset the effects of any golden parachute excise taxes payable with respect to such payments.

        As a condition to receiving severance and other benefits in connection with a termination of her employment, Ms. Fiorina agreed to execute a release in favor of HP and agreed that, during and for 24 months following her employment with HP, she will not render services to certain companies and will not solicit employees of HP or violate the confidentiality agreement she entered into with HP.

        The HR and Compensation Committee adopted a retention program that includes the payment of retention bonuses to specified employees of HP contingent upon the Compaq acquisition. Ms. Fiorina would have been entitled to receive retention bonuses under this program totaling two times the sum of her current salary and target annual bonus (a total of $8.0 million), but she declined to accept the right to participate in this program. Mr. Wayman, Mr. Zitzner and Ms. Livermore are each entitled to receive three times current salary plus target bonus under this program, in each case payable in two equal installments. The first installment was paid on September 4, 2002 and the second installment is payable on September 4, 2003, assuming that they remain employed by HP through that date.

        As a part of its retention program, HP also agreed to provide the executive officers who are receiving retention bonuses certain payments and benefits in the event of a "qualifying termination" within two years after the completion date of the Compaq acquisition. A qualifying termination is defined as any termination by HP other than for cause, resignation of the executive for good cause (including a reduction in the executive's total salary plus target bonus, a reduction of the executive's base salary or a material reduction in the kind or level of the executive's employee benefits) or termination of the executive for disability. In the event of a qualifying termination within two years after the Compaq acquisition, the executive will become entitled to the following payments and benefits, offset by any retention payments described above previously paid to the executive:

  •
  a cash payment equal to 1.5 times the executive's then-current base salary plus target bonus;

  •
  the executive's stock options will become fully exercisable and will remain exercisable until the earlier of:

  -
  the third anniversary of the executive's termination date, and

  -
  the expiration of the term of the stock option;

  •
  any unvested restricted stock granted to the executive under HP's stock plans will vest and a portion of other restricted stock held by the executive will vest; and

  •
  continuation of certain health benefits.

        The retention bonuses operate to provide incentives to stay with HP because executive officers and other participants will be financially better off if they remain with HP following the merger through the relevant payment dates for retention bonuses. Under the retention program, certain executive officers, including Mr. Wayman, Mr. Zitzner and Ms. Livermore, received 1.5 times their current salary plus target bonus because they remained employed by HP until September 4, 2002, as discussed above. If HP had terminated their employment prior to September 4, 2002, in an event that was a "qualifying termination" as described above, they would have received 1.5 times their base salary and target bonus as well as other benefits described above. In addition, these executive officers will receive 1.5 times their salary and target bonus if they remain employed through September 4, 2003. If HP terminates their employment in a qualifying termination after September 4, 2002, the cash payment that they would have been entitled to receive under the severance program will be offset entirely by amounts previously paid under the retention program.

  New Employment Agreements Between HP and Certain Executives

        At the time of the execution of the Compaq merger agreement, HP expressed the intention to negotiate with certain HP executives employment agreements to take effect following the closing of the acquisition, based on terms for such agreements that were then under discussion but upon which agreement was not then, or at any later time, reached. Following execution of the Compaq merger agreement, HP determined that it would be more appropriate for the HR and Compensation Committee of the newly constituted Board following completion of the acquisition to analyze, review and determine the appropriate structure and size of compensation packages for executives of the combined company. HP agreed that this process would involve obtaining market information and other input from outside compensation experts and HP determined that the employment terms previously discussed would not serve as a benchmark for any future terms. To date, HP has not negotiated new employment agreements with Ms. Fiorina or other executive officers of HP, including Mr. Wayman, Mr. Zitzner or Ms. Livermore.

  Mr. Capellas' Employment Agreement with Compaq and Severance Agreement

        Compaq entered into an employment agreement with Mr. Capellas in October 2000 upon his appointment as Chairman of the Board of Compaq and amended that agreement in December 2000 and December 2001 (the "Compaq Employment Agreement"). The Compaq Employment Agreement had a three-year initial term and was renewable annually thereafter. Under the Compaq Employment Agreement, Mr. Capellas received an annual base salary of no less than $1.6 million and was eligible for a target annual cash bonus of two times his base salary. Mr. Capellas was also eligible for long-term incentives, including stock options and other performance-based rewards. The total target value of Mr. Capellas' long-term incentive opportunity, on an annual basis, was seven to ten times his base salary.

        Upon entering into the Compaq Employment Agreement, Mr. Capellas was granted 970,000 shares of restricted stock under Compaq's 1989 Equity Incentive Plan. Of this restricted stock, 470,000 shares were to vest over time and 500,000 shares were to vest based on achievement of specified performance objectives. If the performance goals were not met, Mr. Capellas would not be eligible to vest in the performance vesting shares. All of such shares were vested upon completion of the Compaq acquisition in accordance with the terms of the Compaq Employment Agreement.

        The Compaq Employment Agreement also provided that Compaq would forgive, over a three-year retention period, the balance of a $5 million loan made to Mr. Capellas under his original employment agreement (at an interest rate of 5.67 percent per annum), which was used to purchase Compaq stock. The first third of the principal of the loan and the accrued interest (a total of $2,033,006) were forgiven on November 1, 2001, with half of the then-remaining balance to be forgiven on November 1, 2002 and the final balance on November 1, 2003. The balance of this loan was fully forgiven by the Compaq Board. The Compaq Employment Agreement provided for payment of a special one-time cash bonus of $850,000, which was paid in 2000, and a tax-assistance loan (at an interest rate of 6.09 percent per annum) of $2.5 million to help defray the immediate tax impact of the future loan forgiveness and partial vesting of the restricted stock. As described below, the final balance of the loan was repaid by Mr. Capellas in connection with his severance arrangements.

        Under the Compaq Employment Agreement, Mr. Capellas was eligible for severance benefits, including separation payments totaling three times his annual base salary, under certain qualifying circumstances. In particular, Mr. Capellas would be deemed to have incurred a qualifying termination entitling him to severance benefits if his employment was terminated without cause, if he resigned for Good Reason (which included removal from the position of Chief Executive Officer or failure to be named Chief Executive Officer following a change in control, removal from or failure to be elected Chairman of the Board, assignment of duties inconsistent with his position, receipt of a notice of non-renewal of his employment agreement, or a material reduction in total target compensation that was not part of an across-the-board reduction for other executive officers), or if his employment was involuntarily terminated for any reason within 180 days of a change in control. In the event of a qualifying termination, the Compaq Employment Agreement also provided for accelerated vesting in the restricted stock granted to Mr. Capellas, vesting in outstanding stock options, payment of a prorated annual incentive, continued health insurance, certain financial counseling and outplacement services, reimbursement of legal fees, and accelerated forgiveness of the previously-described $2.5 million tax assistance loan. In addition, in the event of a qualifying termination within one year following a change in control, Mr. Capellas would be entitled to a gross-up of any excise taxes imposed under the Internal Revenue Code. If Mr. Capellas separated from employment with Compaq as a result of death or disability, he was entitled to receive a severance payment of 1.5 times the sum of his base annual salary and his target annual bonus, among other severance benefits. The Compaq Employment Agreement contained restrictions on competitive activities and solicitation of Compaq employees, and his receipt of severance benefits was contingent upon his execution of a release of claims.

        In connection with Mr. Capellas' termination of employment, Mr. Capellas entered into a General Waiver and Release Agreement, including a Benefits Summary Upon Termination (the "Benefits Summary") dated November 11, 2002. The Benefits Summary summarized the benefits which Mr. Capellas would receive upon termination in accordance with the terms of the Compaq Employment Agreement (which was assumed by HP in connection with the Compaq acquisition), as follows: a severance payment of $14,400,000; a prorated target annual incentive of $1,866,666.67; vesting of all unvested options and the lesser of three years or the term of the option to exercise the option; $100,000 in tax preparation, security, accounting, legal, outplacement and similar fees; and payout of accrued U.S. retirement benefits. Under the terms of the Compaq Employment Agreement, Mr. Capellas was also entitled to receive a tax gross-up to cover his excise tax, which was then estimated to be $9,467,627. Mr. Capellas was required to repay the outstanding $2.5 million tax assistance loan provided to him by Compaq, with interest, in an aggregate amount of $2,813,772.03. As a condition of receiving the payments outlined above, Mr. Capellas agreed, among other things, that he would not violate his confidentiality obligations to HP and that he would waive any claims against HP in connection with his termination of employment.

PENSION PLAN

        The following table shows the estimated annual benefits payable upon retirement to HP employees in the United States under HP's Deferred Profit-Sharing Plan (the "Deferred Plan") and HP's Retirement Plan (the "Retirement Plan"), as well as HP's Excess Benefit Retirement Plan (the "Excess Benefit Plan").

Estimated Annual Retirement Benefits(1)(2)

Highest Five-Year Average Compensation	Years of Service
	15	20	25	30
$400,000	$86,462	$115,283	$144,103	$172,924
500,000	108,962	145,283	181,603	217,924
600,000	131,462	175,283	219,103	262,924
700,000	153,962	205,283	256,603	307,924
800,000	176,462	235,283	294,103	352,924
900,000	198,962	265,283	331,603	397,924
1,000,000	221,462	295,283	369,103	442,924
1,100,000	243,962	325,283	406,603	487,924
1,200,000	266,462	355,283	444,103	532,924
1,300,000	288,962	385,283	481,603	577,924
1,400,000	311,462	415,283	519,103	622,924
1,500,000	333,962	445,283	556,603	667,924
1,600,000	356,462	475,283	594,103	712,924
1,700,000	378,962	505,283	631,603	757,924
1,800,000	401,462	535,283	669,103	802,924
1,900,000	423,962	565,283	706,603	847,924
2,000,000	446,462	595,283	744,103	892,924
2,100,000	468,962	625,283	781,603	937,924
2,200,000	491,462	655,283	819,103	982,924
2,300,000	513,962	685,283	856,603	1,027,924
2,400,000	536,462	715,283	894,103	1,072,924
2,500,000	558,962	745,283	931,603	1,117,924
2,600,000	581,462	775,283	969,103	1,162,924
2,700,000	603,962	805,283	1,006,603	1,207,924
2,800,000	626,462	835,283	1,044,103	1,252,924
2,900,000	648,962	865,283	1,081,603	1,297,924
3,000,000	671,462	895,283	1,119,103	1,342,924

(1)
Amounts exceeding $160,000 (as adjusted from time to time by the Internal Revenue Service) would be paid pursuant to the Excess Benefit Plan.

(2)
No more than $200,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Retirement Plan.

        The compensation covered by the plans whose benefits are summarized in the table above equals base pay and bonuses paid pursuant to the Executive PfR Plan. The covered compensation for each of the named executive officers is the highest five-year average of the amounts shown in the "Salary" column of the Summary Compensation table and amounts paid pursuant to the Executive PfR Plan as shown in the "Bonus" column of the Summary Compensation table. Benefits payable upon retirement will be based on the total of the amounts shown in the "Salary" column of the Summary Compensation table and amounts paid pursuant to the Executive PfR Plan as shown in the "Bonus" column of the Summary Compensation table.

        Named executive officers named in the Summary Compensation table have been credited with the following years of service: Ms. Fiorina, three years; Mr. Wayman, 33 years; Mr. Zitzner, 13 years; Ms. Livermore, 20 years; and Mr. Capellas, zero years.

        Retirement benefits shown are payable at age 65 in the form of (1) a single life annuity, (2) a joint annuity, or (3) a lump sum to the employee, and reflect the maximum offset allowance currently in effect under Section 401(l) of the Internal Revenue Code of 1986, as amended, to compute the offset for such benefits under the plans. For purposes of calculating the benefit, an employee may not be credited with more than 30 years of service.

REPORT OF THE HR AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        HP's executive compensation program is administered by the HR and Compensation Committee of the Board of Directors (the "Committee"). The Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for elected corporate officers. The Committee has furnished the following report on executive compensation for fiscal 2002. This report includes information based on HP's practices during fiscal 2002, before and after the May 3, 2002 Compaq acquisition.

        Throughout the fiscal year the Committee enlisted the assistance of outside consultants in the evaluation and the development of the new company's compensation philosophy and practices. Some changes were implemented during fiscal 2002, while others will be implemented in fiscal 2003.

Executive Compensation Philosophy

        We have adopted a Total Rewards philosophy that is very much in line with the cultural and reward philosophies of HP and Compaq, prior to its acquisition. These cultural cornerstones helped us establish a few simple principles that have become the foundation of our Total Rewards program. Because employees are the key to our success, we believe in providing market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce—which helps us maintain a critical advantage in our competitive marketplace. In addition, we believe that employees should have the opportunity for ownership and share in the value they help create. We also believe that rewards should be proportional to each employee's contribution to our success.

  •
  Our Total Rewards philosophy emphasizes each individual's responsibility for high achievement and provides a strong link between pay and performance on both an individual and company level.

Executive Compensation Practices

        Each year, we survey the executive compensation practices of our peer group in the S&P 500 Information Technology Index as well as the Fortune 10 companies. Our practice is to target our Total Rewards program for executive compensation at the median percentile of equivalent programs of surveyed companies.

Components of Executive Compensation

Base Pay

        Base pay is baseline cash compensation and is determined by the competitive market and individual performance. In general, base pay for each executive officer is established each year based on (1) a compensation range which corresponds to the executive's job responsibilities and (2) the executive officer's overall individual job performance. For fiscal 2002, HP had a base pay freeze in place.

Short-term Bonus/Variable Pay

        Our short-term bonus/variable pay programs focus on matching reward with results through financial, operational, employee and customer metrics, as described below. We have five principal variable pay plans:

  •
  Executive Pay-for-Results Plan (which in fiscal 2002 applied to the named executive officers and other Executive Council members)

  •
  Pay-for-Results Short-term Bonus Plan (for high-level, non-sales managers)

  •
  Sales Management Incentive Plan (for high-level sales managers except those participating in the Executive Pay-for-Results Plan or the Pay-for-Results Short-term Bonus Plan)

  •
  Sales Compensation (which applies to individual sales representatives except those participating in the Executive Pay-for-Results Plan, the Pay-for-Results Short-term Bonus Plan or the Sales Management Incentive Plan)

  •
  Company Performance Bonus (which applies to all employees except those participating in another plan)

        The philosophy is simple: a basic reward for reaching minimally acceptable goals—the performance that meets the expectations of customers and shareowners, and a considerable upside for reaching our aspirational goals—the performance that sets the standard and leads the market. To balance reward with risk, if HP does not meet its minimum goals in a given six month period, there could be no bonus payout at all.

Executive Pay-for-Results

        During fiscal 2002, our executive officers, including the named executive officers, participated in the Executive Pay-for-Results Plan. This is a variable pay plan that links individual, business organization, and HP performance directly to compensation and encourages employees to make significant contributions toward HP's top-line revenue and bottom-line net profit. The plan also ensures that there is a clear and consistent framework in which achievement is measured. The performance metrics for the Executive Pay-for-Results Plan participants during the first half of fiscal 2002 were HP revenue, net profit and total customer experience; some participants' metrics also included business unit revenue and net profit. After the close of the Compaq acquisition, the metrics were expanded to also include integration cost savings and employee metrics.

We are setting our metrics based on three levels of performance:

    •  threshold (a level of performance that meets the expectations of our customers and our shareowners)
    •  target (a higher level of performance than threshold performance)
    •  aspirational (performance that sets the standard and leads the market)

        Under the Executive Pay-for-Results Plan in fiscal 2002, a portion of the executive's cash compensation was placed "at risk" dependent on HP and business unit results. The short-term bonus amount that was "at risk" for the named executive officers was the greater of: (a) approximately 50% of base salary, or (b) 100% of every dollar above base salary that exceeded $1 million. Depending upon the achievement of pre-determined performance metrics, we awarded executives between 0% and 300% of the targeted short-term bonus. This plan pays out semi-annually when performance targets are achieved.

Long-term Incentives

        The long-term incentive program is designed to encourage creation of long-term value for our shareowners and equity ownership by our executives. The program consists of stock option grants. During fiscal 2002, we made stock option grants to executive officers under HP's 2000 Stock Plan. Each grant allows the officer to acquire shares of HP's common stock, subject to the completion of a four-year vesting period, continued employment with HP, and terms of employment contracts (if applicable). These shares may be acquired at a fixed price per share (the fair market value on the grant date) over a ten-year period. Individual and business unit performance determine an executive's grant amount.

Stock Ownership Guidelines

        Our stock ownership guidelines are designed to increase the executive's equity stake in HP and more closely align his or her interests with those of our shareowners. The guidelines provide that the Chairman and CEO should attain an investment position in HP's stock equal to five times her targeted cash compensation and all other executive officers should attain an investment position equal to three times their targeted cash compensation.

Benefits

        The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits typical to the given country in which HP operates. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to HP's Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). Payments made pursuant to the Executive Pay-for-Results Plan are considered performance-based and exempt from the deduction limit, subject to shareowner approval of such plan. Payments made pursuant to the Executive Pay-for-Results Plan for the second half of fiscal year 2002 did not meet the exemption requirement because the determination of performance measures was delayed due to complexities associated with the close of the Compaq acquisition, and material amendments would have required shareowner approval for the deduction to have been allowed.

Compensation for the Chairman and Chief Executive Officer

        Ms. Fiorina, our Chairman and CEO, joined HP on July 17, 1999. All aspects of Ms. Fiorina's fiscal 2002 compensation were governed by the general principles of HP's Executive Total Rewards program described above. We reviewed Ms. Fiorina's Total Rewards package and made an overall assessment of her performance during our November 2001 and May 2002 meetings.

Competitive Forces

        We analyzed the total direct compensation for chief executive officers from the survey data we gathered on companies in our industry, and/or of our size and complexity. As part of our review and in connection with determining appropriate levels of executive compensation following the Compaq acquisition, we determined that Ms. Fiorina's job level needed to be adjusted to reflect her increased responsibilities. In addition, we reviewed all aspects of her pay as described in the following paragraphs.

Base Pay

        For fiscal 2002 HP had a base pay freeze in place, Ms. Fiorina's base pay remained at $1,000,000.

Short-term Bonus

        Ms. Fiorina's targeted bonus opportunity was 300% for the first half of fiscal 2002 and was increased in the second half of fiscal 2002 to 400% of her base pay, due to her additional responsibilities after the close of the Compaq acquisition.

        HP achieved net profit and revenue objectives for the first and second half of fiscal 2002 that resulted in a payout to Ms. Fiorina of $1,520,000 and $1,410,602, respectively.

Long-term Incentives—Stock Options

        In the January 2002 meeting, the Committee reviewed Ms. Fiorina's performance, including her ability to provide the leadership to implement and deliver results on her vision and strategy to re-invent HP. Based on this review, the Committee determined that Ms. Fiorina should be granted a long-term incentive award of fair market value non-qualified stock options to purchase 850,000 shares of HP common stock with a vesting schedule of 25% per year (Walter Hewlett abstained from voting on this matter).

Other Compensation Matters:

Retention Bonus

        Prior to the acquisition, the Committee adopted a retention program in September 2001 that included the payment of retention bonuses to specified key employees. The payment of the retention bonuses was contingent upon the Compaq acquisition. Ms. Fiorina would have been entitled to receive a retention bonus under this program totaling two times the sum of her current salary and target annual bonus (a total of $8.0 million) payable in two equal installments; however, she declined to accept the right to participate in this program. The other named executive officers of HP may receive retention payments of three times current salary plus target bonus payable in two equal installments, the first installment of which was paid on September 4, 2002, and the second installment of which is payable on September 4, 2003, assuming continued employment with HP.

Committee Membership

        Following the Compaq acquisition on May 3, 2002, HP's Compensation Committee was renamed the HR and Compensation Committee, and Thomas J. Perkins and Lucille S. Salhany joined the Committee. Committee Chair Philip M. Condit and member Sam Ginn continue to serve on the Committee. Walter B. Hewlett, who previously served as a member of the Committee, left the Board of Directors of HP effective as of HP's last annual meeting on April 26, 2002.

HR AND COMPENSATION COMMITTEE

Philip M. Condit, Chair
Sam Ginn
Thomas J. Perkins
Lucille S. Salhany

STOCK PERFORMANCE GRAPHS

        The graphs below show the cumulative total shareowner return assuming the investment of $100 on the date specified for each graph (and the reinvestment of dividends thereafter) in each of HP common stock, the S&P 500 Index, the S&P 500 Information Technology Index, HP's present peer group (the "New Peer Group" (1)) and the peer group reported in HP's prior proxy statement (the "Old Peer Group" (1)). Following its acquisition of Compaq, HP changed the peer group used in these comparative graphs in order to delete Compaq and to delete other companies not deemed to be appropriate for comparitive purposes in light of HP's size and product scope following the Compaq acquisition.

FIVE-YEAR CUMULATIVE RETURN*
(investment of $100 on October 31, 1997)

ONE-YEAR CUMULATIVE RETURN**
(Investment of $100 on October 31, 2001)

*
$100 invested on 10/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.
**
$100 invested on 10/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.

(1)
The New Peer Group is composed of large companies that we compete with on a worldwide basis as follows: Apple Computer, Inc., Dell Computer Corp., EDS Corporation, EMC Corporation, Gateway, Inc., IBM Corporation, Lexmark International Group Inc., Seagate Technology, Inc., Sun Microsystems, Inc. and Xerox Corporation. The Old Peer Group includes the companies set forth above as well as Compaq, Quantum Corporation, Iomega Corporation and Unisys Corporation.

INDEPENDENT AUDITORS

        The Audit Committee has appointed Ernst & Young LLP as HP's independent auditors for the fiscal year ending October 31, 2003. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued (in millions) by HP for the audit and other services provided by Ernst & Young LLP for fiscal 2002.

Audit Fees (1)	$16.5
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)	$32.9

Total	$49.4

(1)
Audit services of Ernst & Young LLP for 2002 consisted of the examination of the consolidated financial statements of HP and quarterly review of financial statements and statutory audits.

(2)
Approximately $12.0 million of "All Other Fees" is for audit-related fees that consisted primarily of services related to business acquisitions and divestitures, accounting consultations, filings made with the Securities and Exchange Commission (other than reports on Form 10-K and 10-Q) and other audit-related services. The remaining $20.9 million of "All Other Fees" consisted primarily of tax services.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee reviews HP's auditing, accounting, financial reporting and internal control functions and selects and engages HP's independent auditors. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees; recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; meets independently with HP's internal auditing staff, independent auditors and senior management; and reviews the general scope of HP's accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, auditor independence issues and the adequacy of the Audit Committee charter. The Audit Committee also monitors HP's compliance with laws and regulations and HP's Standards of Business Conduct. HP's management has primary responsibility for preparing HP's financial statements and HP's financial reporting process. HP's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of HP's audited financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

  3.
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditors' independence.

  4.
  The Audit Committee has considered whether the provision of services represented under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" set forth in the table of fees on page 58 is compatible with maintaining Ernst & Young LLP's independence.

  5.
  Based on the review and discussion referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2002, for filing with the Securities and Exchange Commission.

        Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Patricia C. Dunn, Chair
Richard A. Hackborn
Dr. George A. Keyworth II
Robert E. Knowling, Jr.
Sanford M. Litvack

APPENDIX A

HEWLETT-PACKARD COMPANY
EXECUTIVE PAY-FOR-RESULTS PLAN

(Amended and Restated Effective November 1, 2002)

        1.    Purpose.    The purpose of the Hewlett-Packard Company Executive Pay-for-Results Plan is to provide certain employees of Hewlett-Packard Company and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria.

        2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

          (a)  "Affiliate"  shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          (b)  "AFM"  shall mean the Company's Accounting and Financial Manual, as posted from time to time on the Company's internal web site.

          (c)  "Board"  shall mean the Board of Directors of the Company.

          (d)  "Bonus"  shall mean a cash payment, which may be an addition to base pay made pursuant to the Plan with respect to a particular Performance Period. The amount of a Bonus may be less than, equal to, or greater than the Target Bonus; provided, however, that a Bonus shall not be greater than an amount equal to three hundred percent (300%) of the Target Bonus.

          (e)  "Code"  shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, all as amended from time to time, and any successors thereto.

          (f)  "Committee"  shall mean the Committee, designated pursuant to Section 4 of the Plan, or its delegate(s).

          (g)  "Company"  shall mean Hewlett-Packard Company, a Delaware corporation.

          (h)  "Covered Officer"  shall mean at any date (i) any individual who with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Code section 162(m); provided, however that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the then current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the then current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Bonus will be paid.

          (i)  "Eligible Earnings"  shall mean the annual base rate of cash compensation, excluding discretionary or contractual bonuses, actual commissions or bonus payments paid to commissioned employees pursuant to an incentive plan, Bonuses, Target Bonuses, payments under the Hewlett-Packard Company Disability Plan and the Hewlett-Packard Company Supplemental Disability Plan, or any other additional compensation. Eligible Earnings may be modified in accordance with local law or requirements.

          (j)  "Fiscal Year"  shall mean the twelve-month period from November 1 through October 31.

          (k)  "Net Order Dollars"  shall be as defined in the Company's Corporate Marketing Policy, as posted on the Company's internal web site at the start of the Performance Period.

          (l)  "Net Profit Dollars"  shall be as defined in the AFM at the start of the Performance Period.

          (m)  "Net Profit Growth"  shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

          (n)  "Net Revenue Dollars"  shall be as defined in the AFM at the start of the Performance Period.

          (o)  "Participant"  shall mean each salaried employee of the Company or its Affiliates in active service whose position is designated by the Committee as eligible for participation in the Plan; provided, however, that Participants who are Covered Officers must be selected prior to the Predetermination Date.

          (p)  "Performance Measure"  shall mean any measurable criteria using an approach, such as a balanced score card, which is tied to the Company's success that the Committee may determine, including, but not limited to, Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, Total Shareholder Return Relative to Peer Index, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity, stock price, return on equity or average stockholders' equity, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators, and/or employee metrics.

          (q)  "Performance Period"  shall mean a six-month period of time based upon the halves of the Company's Fiscal Year, or such other time period as shall be determined by the Committee.

          (r)  "Plan"  shall mean the Hewlett-Packard Company Executive Pay-for-Results Plan, as amended from time to time.

          (s)  "Predetermination Date"  shall mean (i) the earlier of: a date 45 days after commencement of the Performance Period, or a date not later than the expiration of 25% of the Performance Period; provided in each case that the satisfaction of selected Performance Measures is substantially uncertain at such time, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code section 162(m).

          (t)  "Revenue Growth"  shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

          (u)  "Target Bonus"  shall mean a Bonus amount that may be paid if 100% of all the applicable Performance Measures are achieved at target in the Performance Period. The Target Bonus shall be equal to a fixed percentage of the Participant's base pay for such Performance Period. Such percentage shall be determined by the Committee prior to the Predetermination Date.

          (v)  "Total Shareholder Return Relative to Peer Index"  shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

        3.    Eligibility.    Persons employed by the Company or any of its Affiliates during a Performance Period and in active service are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date a Bonus is paid) and may be considered by the Committee for a Bonus. An individual is not rendered ineligible to be a Participant by reason of being a member of the Board. Notwithstanding anything herein to the contrary, the Committee shall have sole discretion to designate or approve the Participants for any given Performance Period.

        4.    Administration.

          (a)  Unless otherwise designated by the Board, the HR and Compensation Committee of the Board shall be the Committee under the Plan. A director may serve as a member or an alternate member of the Committee only during periods in which the director is an "outside director" as described in Code section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, employees and Participants. In the case of Participants who are not Covered Officers, the Committee may empower certain person(s) or a committee to administer the Plan, to the extent specified by the Committee at the time of delegation, and subject to modification at any time thereafter, whose decisions shall similarly be final, conclusive and binding upon all parties.

          (b)  The expenses of the administration of the Plan shall be borne the Company.

        5.    Term.    Subject to Section 10(g), the Plan shall be effective as of November 1, 2002 and shall be applicable for future Fiscal Years of the Company unless amended or terminated by the Board or the Committee pursuant to Section 10(e).

        6.    Bonuses.    Prior to the Predetermination Date, the Committee shall designate or approve (a) the positions or employees who will be Participants for a Performance Period, (b) the minimum and maximum Bonuses and the Target Bonuses for the position or employee, (c) the applicable Performance Measures and combination of Performance Measures and percentages allocated to the applicable Performance Measures; and (d) the Performance Period. All Performance Measures pertaining to a Covered Officer shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether performance results with respect to such Performance Measures have been achieved.

        7.    Determination of Amount of Bonus.

          (a)    Calculation.    As soon as administratively practicable after the end of the relevant Performance Period, the Committee, or, in the case of a Bonus to a Participant who is not a Covered Officer, the person(s) or committee empowered by the Committee or the Board, shall determine the amount of the Bonus for each Participant by:

            i.      Determining the actual performance results for each Performance Measure;

            ii.    Determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Measure against the Target Bonus for each Participant; and

            iii.    Certifying by resolution duly adopted by the Committee the amount of the Bonus for each Covered Officer so determined.

          (b)    Adjustments to Bonuses.

            i.    In General.    In its sole discretion, the Committee alone may approve any other adjustments to a Participant's Bonus during a Performance Period. The Committee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, increase, reduce or eliminate to zero the amount of a Bonus to a Participant prior to payment thereof. The Committee shall make a determination of whether and to what extent to increase, reduce or eliminate Bonuses under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate. The increase, reduction or elimination in the amount of a Bonus to a Participant for a Performance Period shall have no effect on the amount of the Bonus to any other Participant for such period.

            ii.    No Adjustment Increase for Covered Officers.    Notwithstanding the provisions of paragraph (i) above and for purposes of tax deductibility under Section 162(m) of the Code, any adjustments made in accordance with or for the purposes of paragraph (i) shall be disregarded for purposes of calculating the Bonus to any Covered Officer to the extent that such adjustments would have the effect of increasing such Bonus.

            (c)    Maximum.    Notwithstanding any other provision of this Plan, the maximum Bonus that may be paid to a Covered Officer under the Plan with respect to a particular Performance Period is $15 million. To the extent the period of time defining a Performance Period is changed by the Committee, then the maximum Bonus that may be paid to a Covered Officer under the Plan is an amount that bears the same pro rata relationship to the new period of time as the above amount does to the current six-month Performance Period as set by the Committee.

        8.    Payment of Bonuses.

          (a)  Payment of a Bonus to a Participant shall be made as soon as practicable after determination of the amount of the Bonus under Section 7 above, and after the Committee has certified in writing the amount to be paid to Covered Officers, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under the Hewlett-Packard Company Executive Deferred Compensation Plan or any other similar plan as the Committee determines in its discretion.

          (b)  A Participant will forfeit any Bonus for a Performance Period during which he or she is involuntarily terminated for cause or voluntarily terminates his or her employment with the Company for any reason except as otherwise provided in Section 8(c), below.

          (c)  The payment of a Bonus with respect to a specific Performance Period requires that the employee be on the Company's payroll as of the end of such Performance Period, subject to the following:

            i.    Non-Pay Status.    A Participant who continues to be on approved non-pay status through the end of the Performance Period may receive a bonus payment if return to work is within the maximum period approved by the Company for the non-pay status. If the non-pay status results in a leave of absence or termination, guidelines governing those situations will apply.

            ii.    Leave of Absence.    A Participant may receive a bonus payment while on an approved leave of absence even if the leave began prior to the end of the Performance Period. The Bonus will be based on the Participant's actual base pay for the Performance Period. While on an approved medical leave of absence, accrual of base pay will continue for as long as the employee is integrating disability benefits with flexible time off (FTO) hours, or sick or vacation hours. Only the FTO or sick or vacation hours will be included in base pay.

            iii.    Work-Related Illness/Injury.    A Participant who cannot work due to a work-related injury/illness and who may be drawing Workers' Compensation benefits will be placed on medical leave from the last day worked. While on leave, a Participant may receive a bonus payment even if the leave began prior to the end of the Performance Period.

            iv.    Work Force Reduction.    If the reason for a Participant's termination of employment prior to the end of a Performance Period is participation in a work force reduction program, any bonus may be prorated based upon the Participant's Eligible Earnings for the Performance Period, unless otherwise determined due to local law.

            v.    Retirement.    If the reason for a Participant's termination of employment prior to the end of a Performance Period is his or her retirement at the age and service-year level set by the Company or the local law requirements where the Participant is employed, any Bonus may be prorated based upon the employee's time spent actively at work prior to his or her retirement date.

            vi.    Death.    If a Participant dies prior to the end of a Performance Period or after the end of a Performance Period but prior to payment, any Bonus may be paid to the Participant's estate and may be based on the Participant's actual base pay for the Performance Period.

          (d)  Payments of Bonuses to Participants who are on the payroll of Affiliates of the Company shall be paid directly by such entities.

        9.    Changes in Status.

          (a)  If prior to the end of a Performance Period a person is hired for a position previously designated by the Committee for participation under the Plan, that person will commence participation in the Plan on a prorated basis from the date of hire. Subject to paragraph (c) below if an employee's position changes, or the employee is transferred, from a position that was eligible for participation in the Company Performance Bonus Plan or the Pay-for-Results Short-Term Bonus Plan, he or she will be considered to have been a Participant in this Plan from the beginning of the Performance Period or, if later, from the date of hire. Notwithstanding the foregoing, this Section 9(a) shall not apply to a Covered Officer.

          (b)  If a Participant transfers from one eligible position to another prior to the end of a Performance Period, any Bonus will be based on performance as it relates to the Participant's position on the last day of the Performance Period.

          (c)  If prior to the end of a Performance Period, a Participant transfers into a position that is not eligible for participation under the Plan, the employee will not receive a Bonus under the Plan.

        10.    Miscellaneous.

          (a)    No Assignment.    No portion of any Bonus under the Plan may be assigned or transferred otherwise than by will or the laws of descent and distribution prior to the payment thereof.

          (b)    Tax Requirements.    All payments made pursuant to the Plan or deferred pursuant to Section 8(a) shall be subject to all applicable taxes or contributions required by federal, state or local law to be withheld, in accordance with the procedures to be established by the Committee.

          (c)    No Additional Participant Rights.    The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant's employment contract.

          (d)    Liability.    The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent auditors for the Company. No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.

          (e)    Amendment; Suspension; Termination.    The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company. In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures. In addition, the General Counsel, Secretary or Assistant Secretary of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation. Any modification of the Plan may affect present and future Participants and the amount of any Bonus hereunder.

          (f)    Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

          (g)    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

          (h)    No Trust.    Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Bonus, such right shall be no greater than the right of any unsecured general creditor of the Company.

          (i)    Section 162(m).    All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Code section 162(m)(4)(C) of the Code, and the Plan shall be so construed. Furthermore, if a provision of the Plan causes a payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

          (j)    Designation of Beneficiaries.    A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Bonuses which may be paid to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, a Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a Bonus under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

          (k)    Stockholder Approval.    Plan amendments shall require stockholder approval only if and to the extent required by applicable law or the rules of any applicable stock exchange.

          (l)    Severability.    If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect.

          (m)    Savings Clause.    If any portion of this Plan as it relates to a Covered Officer is construed as failing to satisfy the provisions of Code section 162(m), then the Plan will be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

        11.    Execution

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 25th day of February, 2003, effective November 1, 2002.

HEWLETT-PACKARD COMPANY
/s/ PHILIP M. CONDIT Philip M. Condit Chair, HR and Compensation Committee

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 8:30 a.m.	Meeting begins: 10:00 a.m.
•
HP shareowners, including joint holders, as of the close of business on February 19, 2003 are entitled to attend the annual meeting

•
All shareowners and their proxies should be prepared to present photo identification for admission to the meeting

•
If you are a record holder or a participant in TAXCAP, the Share Ownership Plan or the Compaq 401(k) Plan, your share ownership will be verified against a list of record holders or plan participants as of the record date, prior to your being admitted to the annual meeting

•
If you are a street name holder (i.e., you hold your shares through a broker or nominee) you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to February 19, 2003, a copy of your voting instruction card or other similar evidence of ownership

•
Persons acting as proxies must bring a valid proxy from a record holder as of the close of business on February 19, 2003

•
Failure to present identification or otherwise comply with the above procedures upon request will result in exclusion from the annual meeting

•
Please allow ample time for check-in

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION
CARD FOR THE ANNUAL MEETING TODAY

DIRECTIONS TO THE COBB GALLERIA CENTRE	TWO GALLERIA PARKWAY ATLANTA, GEORGIA 30339 (770) 955-8000
From Northbound I-75 (or coming from Atlanta Airport):
If traveling north or south on I-75 take Exit 258/Cumberland Boulevard. Go west on Cumberland Boulevard and proceed to Cobb Parkway/US 41. Turn right on Cobb Parkway and go 7/10ths of a mile to Galleria Drive. Turn right onto Galleria Drive and right again into the Cobb Galleria Centre parking deck.
North/East Directions from I-285:
If traveling north or east on I-285 take Exit 19/Cobb Parkway/US 41. Turn right onto Cobb Parkway and move into the left-hand turning lane. Turn left onto Galleria Drive and right into the Cobb Galleria Centre parking deck.
South/West Directions from I-285 (Stone Mountain/Athens):
If traveling south or west on I-285 take Exit 20/Cobb Parkway/US 41. Turn left onto Cobb Parkway and go under I-285. Make a left hand turn at the second traffic light onto Galleria Drive and turn right into the Cobb Galleria Centre parking deck.

5981-5817EN

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Shareowners.

PLEASE REVIEW THE 2003 PROXY STATEMENT AND ACCOMPANYING MATERIALS
AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—You will be asked to enter the control number below. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you wish to vote on each proposal separately, you need respond to only a few simple prompts. Your vote will be confirmed and cast as you directed.

Call toll-free in the U.S. or Canada at 1-866-209-1711 on a touch-tone telephone	Your control number is:
If outside the U.S. or Canada, call 610-889-0503

OR

2.
Vote by Internet—Access https://www.proxyvotenow.com/hpq, enter the control number shown above and respond to a few simple prompts. Please note you must type an "s" after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED
V	V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	Election of directors	FOR	WITHHOLD
	01-L.T. Babbio, Jr., 02-P.M. Condit, 03-P.C. Dunn, 04-C.S. Fiorina, 05-S. Ginn, 06-R.A. Hackborn, 07-G.A. Keyworth II, 08-R.E. Knowling, Jr., 09-S.M. Litvack, 10-T.J. Perkins, 11-L.S. Salhany	☐	☐
Instruction: To withhold authority for individual nominee(s), print name(s):
		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify Ernst & Young LLP as Hewlett-Packard Company's independent auditors for the fiscal year ending October 31, 2003	☐	☐	☐
3.	Approval of the Hewlett-Packard Company Executive Pay-for-Results Plan	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4, 5, 6, 7, 8 AND 9.
		FOR	AGAINST	ABSTAIN
4.	Shareowner proposal entitled "4 - Shareholder Vote on Poison Pills"	☐	☐	☐
5.	Shareowner proposal regarding director nominees	☐	☐	☐
6.	Shareowner proposal entitled "China Business Principles"	☐	☐	☐
7.	Shareowner proposal entitled "Indexed Options Proposal"	☐	☐	☐
8.	Shareowner proposal entitled "Expensing Options Proposal"	☐	☐	☐
9.	Shareowner proposal regarding severance agreements for senior executives	☐	☐	☐
☐	Address change (mark at left)
Signature
Signature
Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.

HEWLETT-PACKARD COMPANY

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED
V	V

HEWLETT-PACKARD COMPANY

ANNUAL MEETING OF SHAREOWNERS—APRIL 2, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Carleton S. Fiorina and Ann O. Baskins and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on February 19, 2003, at the Annual Meeting of Shareowners to be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, at 10:00 a.m., local time, on Wednesday, April 2, 2003, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareowners or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareowner. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in Item 1, for Items 2 and 3, and against Items 4, 5, 6, 7, 8 and 9. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareowners or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company or a current or former subsidiary, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 30, 2003 in the manner described herein. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareowners or any adjournment or postponement thereof.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

QuickLinks

2003 ANNUAL MEETING OF SHAREOWNERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
BOARD STRUCTURE AND COMPOSITION
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 APPROVAL OF THE HEWLETT-PACKARD COMPANY EXECUTIVE PAY-FOR-RESULTS PLAN
RANGE OF AWARDS UNDER THE EXECUTIVE PFR PLAN
SHAREOWNER PROPOSALS
PROPOSAL NO. 4 SHAREOWNER PROPOSAL ENTITLED "4—Shareholder Vote on Poison Pills"
PROPOSAL NO. 5 SHAREOWNER PROPOSAL REGARDING DIRECTOR NOMINEES
PROPOSAL NO. 6 SHAREOWNER PROPOSAL ENTITLED "CHINA BUSINESS PRINCIPLES"
PROPOSAL NO. 7 SHAREOWNER PROPOSAL ENTITLED "INDEXED OPTIONS PROPOSAL"
PROPOSAL NO. 8 SHAREOWNER PROPOSAL ENTITLED "EXPENSING OPTIONS PROPOSAL"
PROPOSAL NO. 9 SHAREOWNER PROPOSAL REGARDING SEVERANCE AGREEMENTS FOR SENIOR EXECUTIVES
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
PENSION PLAN
Estimated Annual Retirement Benefits(1)(2)
REPORT OF THE HR AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPHS
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX A HEWLETT-PACKARD COMPANY EXECUTIVE PAY-FOR-RESULTS PLAN (Amended and Restated Effective November 1, 2002)